Exhibit (d)(13)(A)

THE TORO COMPANY
PROFIT-SHARING PLAN
FOR
PLYMOUTH UNION EMPLOYEES
(2002 Restatement)

Prepared by Timothy R. Quinn
(612) 607-7581
Oppenheimer Wolff & Donnelly LLP

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THE TORO COMPANY
PROFIT-SHARING PLAN
FOR
PLYMOUTH UNION EMPLOYEES
(2002 Restatement)

The Toro Company, a Delaware corporation, pursuant to the power of amendment reserved to it in Section 11.1 of The Toro Company Profit-Sharing Plan for Plymouth Union Employees, which was last restated effective as of January 1, 2001, and delegated by its Board of Directors to its Chief Executive Officer, hereby amends and restates the Plan effective as of the later of January 1, 2002 or 90 days from the date a summary of the changes made by this amendment is provided to Participants, except that certain provisions may be effective on other dates as specified in the particular provision. The effective dates of the various changes to the Plan that were made pursuant to prior versions of the Plan shall be as specified in those versions. The trust agreement for this Plan is found in a separate document, and was last restated May 1, 1995.

ARTICLE I.
Definitions and Interpretation

     Section 1.1. Definitions. The terms defined in this section when used in the Plan with initial capital letters have the following meanings unless the context indicates that other meanings are intended.

     Account. “Account” means an account maintained for a Participant pursuant to Section 6.1.

     Administrator. The “Administrator” shall be Toro unless the Chief Executive Officer of Toro designates another person or persons to be the Administrator pursuant to the provisions of Section 8.2. Toro shall also be considered the Administrator if the person or persons so designated cease to be the Administrator. The Administrator shall be a named fiduciary for purposes of ERISA and this Plan.

     After-Tax Contributions. “After-Tax Contributions” means contributions described in Section 4.3.

     After-Tax Contributions Account. “After-Tax Contributions Account” means an Account described in Section 6.1(a)(2).

     Alternate Payee. The term “Alternate Payee” means any spouse, former spouse, child, or other dependent of a Participant who is recognized by a Domestic Relations Order as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to such Participant.

     Annuity Starting Date. The “Annuity Starting Date” is the first day of the first period for which an amount is paid as an annuity, or any other form.

     Beneficiary. The terms “Beneficiary” or “Beneficiaries” mean any person or persons who, upon the death of a Participant, are entitled to receive the distribution of all or a part of such Participant’s Vested Share. Under reasonable rules to be developed by the Administrator, a Participant may designate a person or persons, natural or artificial, as a Beneficiary or Beneficiaries. A Beneficiary shall receive only such portion of a Participant’s Vested Share as the Participant shall designate. In the event no person is designated as a Beneficiary or in the event all such persons predecease the Participant, then the Participant’s Beneficiary shall be the person or persons surviving the Participant in the first of the following classes in which there is a survivor, share and share alike:

     (1) The Participant’s spouse.

     (2) The Participant’s children, except that if any of the Participant’s children predecease the Participant but leave issue surviving the Participant, such issue shall take, by right of representation, the share their parent would have taken if living.

     (3) The Participant’s parents.

     (4) The Participant’s brothers and sisters.

     (5) The Participant’s estate.

The Participant may change Beneficiaries from time to time in the manner set forth in rules adopted by the Administrator. No Beneficiary shall have any rights under the Plan and Trust until benefits actually become payable under the Plan to such Beneficiary.

     Board of Directors. The term “Board of Directors” shall mean the Board of Directors of the corporation referred to but when used with reference to a partnership, it shall mean the managing partner or partners (the persons with authority to make decisions for the partnership).

     Break in Service. A “Break in Service” is an Eligibility Computation Period after an Employee’s initial Eligibility Computation Period during which the Employee has completed no more than 500 Hours of Service for a Participating or Related Employer.

     Claims Reviewer. The “Claims Reviewer” shall be such person who or organizational unit that customarily handles employee benefit matters relating to the Plan as the Administrator shall designate.

     Code. “Code” means the Internal Revenue Code of 1986, as it is amended from time to time.

     Common Stock Contributions. “Common Stock Contributions” are contributions described in Section 4.12.

     Common Stock Contributions Account. “Common Stock Contributions Account” means an Account described in Section 6.1(a)(5).

     Compensation.

     (1) “Compensation” means all wages of an Employee received from an Employer that are subject to federal income tax withholding, determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed. Compensation includes remuneration of an Employee received from a Participating Employer while the Employee is a non-resident alien even if that remuneration is not considered earned income (within the meaning of Section 911(d)(2) of the Code) which constitutes income from sources within the United States (within the meaning of Section 861(a)(3) of the Code). However, in no event shall Compensation include any amount subject to federal income tax withholding on account of the grant or exercise of an option to purchase stock of a Participating Employer. Similarly, Compensation will not include any amount of remuneration of such a non-resident alien due to such a grant or exercise of an option. Also, Compensation shall not include amounts paid to an Employee by the Employee’s Participating Employer when the Employee is in a unit of Employees of such Employer which is described in Section 3.1(b). Further, Compensation shall not include any amounts contributed by a

Participating Employer to any plan which meets the requirements of Section 401(a) or 404(a)(2) of the Code and shall not include any distributions under a nonqualified deferred compensation plan or agreement. In addition, Compensation shall not include any amounts received by an Employee prior to the date the Employee becomes a Covered Employee or while the Employee is not otherwise a Covered Employee. However, Compensation shall include any salary reductions made by the Employee’s Participating Employer which are not includible in the gross income of the Employee under Sections 125 or 402(e)(3) of the Code.

     (2) The annual Compensation of each Participant taken into account under the Plan for any year shall not exceed $150,000, as adjusted by the Commissioner of the Internal Revenue Service pursuant to delegation from the Secretary of Treasury for increases in the cost of living pursuant to Section 401(a)(17) of the Code. This annual compensation limit applies for purposes of applying the nondiscrimination rules under Sections 401(a)(4), 401(a)(5), 401(l), 401(k)(3), 401(m), and 403(b)(12) of the Code, and the nondiscrimination rule in the average benefits percentage test under Section 410(b)(2) of the Code, and in determining whether an alternative method of determining compensation impermissibly discriminates under Section 414(s)(3) of the Code. For Plan Years beginning on and after January 1, 2001, Compensation shall also include elective amounts that are not includible in the gross income of the employee by reason of Section           132(f)(4) of the Code.

     (3) Notwithstanding the preceding provisions of this definition, in the case of a short Plan Year, due to a change in the Plan Year, the $150,000 limitation described in paragraph (2) above shall be proportionately reduced by a fraction, the numerator of which shall be the number of days in the short Plan Year and the denominator of which shall be three hundred sixty-five (365).

     Contributing Participant. A “Contributing Participant” is a person who has met the requirements of Sections 3.2 and 3.3 and has not ceased to be a Contributing Participant under Sections 3.4 or 3.7 or any other section of the Plan. A person who has ceased to be a Contributing Participant shall again become a Contributing Participant as provided in Section 3.5 or Section 3.8.

     Covered Employee. A “Covered Employee” is a person who at one time met the requirements of Sections 3.1 and 3.2 and who has not thereafter died or ceased to be a Covered Employee as provided in Section 3.6. A person who has ceased to be a Covered Employee shall again become a Covered Employee as provided in Section 3.8.

     Disability. “Disability” means a medically determinable physical or mental disability which renders an Employee unable to engage in the Participant’s usual occupation for the Participant’s Participating or Related Employer. The existence or nonexistence of such Disability should be established by the certificate of a medical doctor chosen by or satisfactory to the Administrator.

     Domestic Relations Order. The term “Domestic Relations Order” means any judgment, decree or order (including approval of a property settlement agreement) which:

     (1) relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child, or other dependent of a Participant, and

     (2) is made pursuant to a State domestic relations law (including a community property law).

     Effective Date of the Plan. The “Effective Date of the Plan” is January 1,1991.

     Effective Date of the Prior Plan. The “Effective Date of the Prior Plan” is the date on which a Prior Plan is effective.

     Effective Date of this Restatement. The “Effective Date of this Restatement” is the later of January 1, 2002 or 90 days from the date a summary of the changes made by this document is provided to Participants.

     Eligibility Computation Period. An Employee’s initial “Eligibility Computation Period” shall be the twelve consecutive month period commencing with the date such Employee first performs an Hour of Service for a Participating or Related Employer. The Employee’s subsequent “Eligibility Computation Periods” shall be the twelve consecutive month periods commencing on the anniversaries of such date. However, if such Employee incurs a Break in Service before such Employee completes the one year of Eligibility Service required by Section 3.1, then for purposes of this definition the date the Employee first performs an Hour of Service for a Participating or Related Employer after such break shall be deemed to be the date the Employee first performs an Hour of Service for a Participating or Related Employer.

     Eligibility Service.

     (1) General Rule. An Employee shall be deemed to have completed a year of “Eligibility Service” for each Eligibility Computation Period during which the Employee is credited with at least 1,000 Hours of Service for a Participating Employer or Related Employer.

     (2) Exception: Break in Service. If the Employee incurred a Break in Service during any Eligibility Computation Period after the Employee’s initial Eligibility Computation Period prior to being credited with the one year of Eligibility Service required by Section 3.1, the Employee’s years of Eligibility Service completed before such Break in Service shall not be taken into account.

     (3) Exception: Predecessor Employer. In determining Eligibility Service, service (as an Employee or self-employed person) with a Predecessor Employer shall be treated as employment with a Participating Employer; however, if an Employer has been designated as a Predecessor Employer as provided in Section 3.1(b)(3), then no more service than specified pursuant to Section 3.1(b)(3) shall be treated in that manner.

     Employee. An “Employee” is a natural person employed in the service of an Employer as a common law employee, including such a natural person who is an officer or director of that Employer.

     Employer. “Employer” means the employer of the Employee with respect to whom the term is used.

     ERISA. “ERISA” is the Employee Retirement Income Security Act of 1974, as it now exists or as it may hereafter be amended.

     Foreign Subsidiary. “Foreign Subsidiary” means either

     (1) a foreign corporation not less than twenty percent (20%) of the voting stock of which is owned by Toro or a U.S. corporation which is an Affiliate, or

     (2) a foreign corporation more than fifty percent (50%) of the voting stock of which is owned by a Foreign Subsidiary described in paragraph (1).

     Forfeiture Event. A Participant shall experience a “Forfeiture Event” when the Participant experiences the earlier of (1) five consecutive One-Year Breaks in Service or (2) the distribution of the entire Vested Share of the Participant (if a Participant is not Vested when the Participant incurs a Termination of Service, the Participant shall be deemed to have such a distribution upon that Termination of Service).

     Highly Compensated Employee.

     (1) Effective for years beginning on or after January 1, 1997, a “Highly Compensated Employee” of a Participating Employer for a Plan Year is such individual who:

     (A) is a five percent owner (the definition in Section 416 of the Code shall apply) of the Participating Employer or at least one of its Related Employers during that Plan Year or the prior Plan Year; or

     (B) received earnings from the Participating Employer and its Related Employers in excess of $80,000 during the prior Plan Year.

The term “earnings” for purposes of this paragraph shall have the meaning given that term in Section 5.2(a)(2).

The $80,000 amount will be adjusted pursuant to Section 414(q)(1) of the Code.

     (2) For purposes of making the determinations under this definition, the following rules shall apply:

     (A) Employees who are nonresident aliens and who do not receive earned income (within the meaning of Section 911(d)(2) of the Code) from the Participating Employer or any of its Related Employers which constitutes income from services within the United States (within the meaning of Section 861(a)(3) of the Code) shall not be treated as Employees of those Employers.

     (B) A former Employee of the Participating Employer or one of its Related Employers shall be treated as a Highly Compensated Employee of the Participating Employer if the former Employee was a Highly Compensated Employee of the Participating Employer when the Employee incurred a Termination of Service or the former Employee was a Highly Compensated Employee of the Participating Employer at any time after attaining age 55.

The determination of who is a former Highly Compensated Employee is based on the rules applicable to determining Highly Compensated Employee status as in effect for that determination year, in accordance with Section 1.414(q)-1T, A-4 for the Temporary Income Tax Regulations and Notice 97-75, or later guidance under the Code.

In determining whether an Employee is a Highly Compensated Employee for years beginning in 1997, the amendments to Section 414(q) of the Code are treated as having been in effect for years beginning in 1996.

     Hour of Service.

(1)	General Rule.

     (A) An “Hour of Service” is each hour for which an Employee is, directly or indirectly, paid (or entitled to payment) by an Employer for any reason including each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by said Employer. A back pay Hour of Service shall be allocated to the period or periods to which the award or agreement pertains unless the Employee has otherwise received credit for an Hour of Service for the same period.

     (B) Any hour for which the Employee is being directly or indirectly paid at more than the Employee’s regular rate of pay shall be counted as one Hour of Service.

     (C) The Hours of Service of an Employee who is paid by the Employer for reasons other than for the performance of duties shall be determined in accordance with Sections 2530.200b-2(b) and (c) of the Department of Labor Regulations. However, no more than 501 Hours of Service shall be credited to an Employee for any single continuous period during which the Employee performs no duties, no Hours of Service shall be credited to an Employee for a payment made or due under a plan maintained solely for the purpose of complying with workmen’s compensation, unemployment compensation or disability insurance laws, no Hours of Service shall be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee, and an Hour of Service shall not be credited to an Employee under this subparagraph (C) if it has already been credited to such Employee pursuant to another provision of this definition.

     (D) For purposes of determining Hours of Service before the Effective Date of the Plan, or in the case of a Participating Employer (or Related Employer of that Participating Employer) other than Toro, the later of the Effective Date of the Plan, the date ERISA became applicable to a Prior Plan of the Participating Employer, or the date as of which the Employer becomes a Participating Employer, the Employer may use whatever records are reasonably available to the Employer and may make such calculations as are necessary to determine the approximate number of such Hours of Service.

     (2) Exception: Federal Law. If a law of the United States (including any law relating to credit for time spent in military service) or any rule or regulation duly issued thereunder so requires, Hours of Service shall be added to the total calculated under the prior provisions of this definition and if such law, rule or regulation so permits, an Hour of Service shall be subtracted from said total.

     (3) Exception: Break in Service. For Plan Years beginning on or after January l, 1985, in the case of each individual who is absent from service with an Employer for any period by reason of the pregnancy of the individual, by reason of the birth of a child of the individual, by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or for purposes of caring for such child for a period beginning immediately following birth or placement, the Plan shall treat as Hours of Service, solely for purposes of determining whether a Break in Service has occurred, the following hours:

     (A) the Hours of Service which otherwise would normally have been credited to such individual but for such absence, or

     (B) in any case in which the Plan is unable to determine the hours described in Subsection (A) above, eight hours of service per normal work day of absence, except that the total number of hours treated as Hours of Service under this clause by reason of any such pregnancy or placement shall not exceed 501 hours. Said hours shall be treated as Hours of Service only in the year in which the absence from work begins, if a Participant would be prevented from incurring such a Break in Service in such year solely because the period of absence is treated as Hours of Service under this subsection (3), or in any other case, in the immediately following year. For purposes of this subsection (3), the term “year” means the period used in determining that Break in Service. No credit will be given under this subsection (3) unless the individual furnishes to the Administrator such timely information as the Administrator may reasonably require to establish that the absence from work is for reasons described in this subsection (3) and the number of days for which there was such an absence.

     (4) Exception: Employees who are not Compensated by the Hour. If an Employee is paid on other than an hourly basis, the Employee shall receive credit at the rate of 45 Hours of Service for each week during which the Employee completed an Hour of Service for the Employer.

     (5) Clarification: Related Employer. For purpose of determining an individual’s Hours of Service with an Employer that is a Related Employer, only Hours of Service credited while that Employer is a Related Employer shall be taken into account.

     (6) Clarification: Overlapping Period. In the case of Hours of Service to be credited to an Employee under this definition for a period that overlaps two computation periods used in determining service under the Plan, Hours of Service may be credited to either the first or second computation period, or may be credited pro rata to each such computation period, as determined by the Administrator in a consistent non-discriminatory manner.

     Investment Account. “Investment Account” means that portion of the Trust Fund, initially determined under Section 10.3 (and all subsequent increases and decreases thereof), which is to be invested under the direction of an Investment Adviser.

     Investment Adviser. “Investment Adviser” means any person or persons, organization, partnership or corporation appointed as provided in Section 10.1. The Investment Adviser shall either be registered as an investment adviser under the Investment Advisers Act of 1940; or it shall be a bank as defined in said Act; or it shall be an insurance company qualified under the laws of one or more states (one of which shall be Minnesota) to perform services consisting of the management, acquisition or disposition of any assets of the Plan.

     Investment Fund. The Trust Fund may be divided into one or more “Investment Funds” as the Chief Executive Officer of Toro may determine pursuant to Section 10.1.

     Investment Option Date. “Investment Option Date” means each Valuation Date during a Plan Year designated by the Administrator as of which Participants may make the election provided for in Section 9.5.

     Investment Option Period. “Investment Option Period” means a period of time beginning on the day immediately following an Investment Option Date and ending upon the next subsequent Investment Option Date as of which the Participant elects to make an election provided for in Section 9.5.

     Matching Contributions. “Matching Contributions” are contributions made by a Participating Employer pursuant to Section 4.4.

     Matching Contributions Account. “Matching Contributions Account” means an Account described in Section 6.1(a)(3).

     Non-Contributing Participant. A “Non-Contributing Participant” is a Covered Employee who is not a Contributing Participant.

     Normal Retirement Date. The “Normal Retirement Date” of a Participant is the date the Participant attains sixty-five years of age.

     One-Year Break in Service. “One-Year Break in Service” means a Plan Year during which an Employee completes no Hours of Service for a Participating Employer or Related Employer of that Participating Employer.

     Participant. A “Participant” is a person who is a Contributing or Non-Contributing Participant or any other person who is entitled to an immediate or deferred benefit under the Plan by reason of having been a Contributing or Non-Contributing Participant.

     Participating Employer. “Participating Employer” means each of Toro and any other Employer that has adopted the Plan pursuant to the provisions of Article II and is maintaining it in effect.

     Plan. “Plan” means the “The Toro Company Profit-Sharing Plan for Plymouth Union Employees” as stated in this instrument and as it may hereafter be amended from time to time.

     Plan Year. “Plan Year” means the calendar year (except that prior to August 1, 1995, it was the one year beginning on August 1 of each year). The records of the Plan shall be maintained on the Plan Year. A short Plan Year occurred from August 1, 1995, through December 31, 1995.

     Predecessor Employer. A “Predecessor Employer” is an Employer which formerly employed Employees of a Participating Employer and service with which is credited for purposes of eligibility to become a Covered Employee as provided in Section 3.1. In addition, Outboard Marine Corporation is a Predecessor Employer. Effective on and after January 1, 2001, “Predecessor Employer” shall also include any Employer from which a Participating Employer or Related Employer purchases assets if Employees of the Employer whose assets are purchased become Employees of a Participating Employer or Related Employer on account of that purchase. The Administrator shall determine whether or not an Employer is a Predecessor Employer.

     Pre-Tax Contribution Agreement. “Pre-Tax Contribution Agreement” means an agreement on a form provided by the Administrator or information provided by another method made available by the Administrator pursuant to which a Covered Employee may elect to have the compensation payable to the Covered Employee by the Covered Employee’s Participating Employer reduced and paid as Pre-Tax Contributions to the Plan by such Participating Employer.

     Pre-Tax Contributions. A Contributing Participant’s “Pre-Tax Contributions” are contributions described in Section 4.2.

     Pre-Tax Contributions Account. “Pre-Tax Contributions Account” means an Account described in Section 6.1(a)(1).

     Prior Plan. If this Plan is adopted by a Participating Employer as an amendment or continuation of another plan, as indicated in a resolution of an Employer adopting the Plan pursuant to Section 2.2, then the amended or continued plan as it existed immediately before the amendment or continuation shall be a “Prior Plan.”

     Qualified Domestic Relations Order.

     (1) General Rule. The term “Qualified Domestic Relations Order” means a Domestic Relations Order:

     (A) which creates or recognizes the existence of an Alternate Payee’s right to, or assigns to an Alternate Payee the right to, receive all or a portion of the benefits payable with respect to a Participant under the Plan, and

     (B) with respect to which the requirements described in the remainder of this definition are met.

     (2) Specification of Facts. A Domestic Relations Order shall be a Qualified Domestic Relations Order only if the order clearly specifies:

     (A) the name and last known mailing address (if any) of the Participant and the name and mailing address of each Alternate Payee covered by the order,

     (B) the amount or percentage of the Participant’s benefits to be paid by the Plan to each such Alternate Payee, or the manner in which such amount or percentage is to be determined,

     (C) the number of payments or period to which such order applies, and

     (D) each plan to which such order applies.

     (3) Further Requirements. A Domestic Relations Order shall be considered a Qualified Domestic Relations Order only if such order:

     (A) does not require the Plan to provide any type or form of benefit, or any option, not otherwise provided under the Plan,

     (B) does not require the Plan to provide increased benefits, and

     (C) does not require payment of benefits to an Alternate Payee which are required to be paid to another Alternate Payee under another order previously determined to be a Qualified Domestic Relations Order.

     (4) Exception for Payments After Order. A Domestic Relations Order shall not be treated as failing to meet the requirements of subparagraph (3)(A) above solely because such order requires that payment of benefits be made to an Alternate Payee:

     (A) before the Participant has incurred a Termination of Service,

     (B) as if the Participant had incurred a Termination of Service on the date on which such payment is to begin under such order, and

     (C) in any form in which such benefits may be paid under the Plan to the Participant (other than in the Qualified Joint and Survivor Annuity Form with respect to the Alternate Payee and Alternate Payee’s subsequent spouse).

     (5) Orders Prior to January l, 1985. Generally, a Domestic Relations Order cannot be a Qualified Domestic Relations Order until January l, 1985. However, in the case of a Domestic Relations Order entered before such date, the Administrator:

     (A) shall treat such order as a Qualified Domestic Relations Order if such Administrator is paying benefits pursuant to such order on such date, and

     (B) may treat any other such order entered before such date as a Qualified Domestic Relations Order even if such order does not meet the requirements set forth above.

     Qualified Employee. The determination of who is a “Qualified Employee” of a Participating Employer for a Plan Year shall be made as of the last day of such Plan Year and shall mean an Employee who:

     (1) was a Covered Employee on at least one day of said Plan Year;

     (2) had at least 1,000 Hours of Service for any combination of Participating Employers during said Plan Year while the Employee was not excluded from eligibility under Section 3.6 or immediately prior to becoming a Covered Employee was covered by another plan qualified under Section 401(a) of the Code which was maintained by Toro or a Related Employer; and

     (3) was an Employee of a Participating Employer or Related Employer as of the last day of said Plan Year.

Notwithstanding the preceding provisions of this definition, in the case of a short Plan Year, due to a change in Toro’s fiscal year, to be a Qualified Employee for the short fiscal year, an Employee need not have completed said 1,000 Hours of Service, but the Employee must have completed a number of Hours of Service equal to 1,000 multiplied by the ratio of the number of days in the short Plan Year to 365. Also, notwithstanding the preceding provisions of this definition, if a Covered Employee who has previously met the requirements to be a Qualified Employee for a Plan Year dies during the second half of a Plan Year or incurs a Termination of Service during the second half of a Plan Year after having reached age 62, the Employee shall be considered a Qualified Employee of the Employee’s Participating Employer as of the last day of such Plan Year.

If the Plan does not meet the minimum coverage requirements under Section 410(b)(1)(B) of the Code (the “70% test”) for a Plan Year on account of a requirement that an individual must be an Employee of a Participating Employer or Related Employer as of the last day of that Plan Year, that requirement shall be modified by changing the specific requirement to be that the individual must be an Employee of such an Employer on or after an earlier day in the Plan Year. That earlier day shall be the day nearest the last day of the Plan Year which when used in such specific requirement permits the satisfaction of such minimum coverage requirements. Each Participant who satisfies the requirements of this definition as so modified for a particular Plan Year shall be a Qualified Employee for that Plan Year. Such determination shall be made for each Plan Year before Common Stock Contributions have been completed. If such an earlier day has been determined for a Plan Year, each Participant who becomes a Qualified Employee for that Plan Year shall be treated like all other Qualified Employees for that Plan Year with respect to allocations of Common Stock Contributions made for that Plan Year.

Notwithstanding the preceding provisions of this definition if, as a result of an organizational restructuring by a Covered Employee’s Participating Employer and the elimination of the Covered Employee’s position, the Covered Employee incurs a Termination of Service during the last three months of a Plan Year, the requirement that an individual must be an Employee of a Participating Employer or a Related Employer as of the last day of that Plan Year to be a Qualified Employee shall not apply to such Covered Employee for that Plan Year. However, if that exception does not meet the antidiscrimination requirements of Section 410 and Section 401(a)(4) of the Code for a Plan Year, Highly Compensated Employees shall be eliminated from the group of Covered Employees who qualify for that exception in the order of their compensation ranking for the Plan Year (highest to lowest) until those requirements are met.

     Related Employer. A “Related Employer” is an Employer, other than a Participating Employer, which is part of a group of corporations or other business organizations with a Participating Employer that is treated as one Employer for purposes of antidiscrimination tests described in Section 414 of the Code as determined by applying tests established under Section 414 of the Code, modified for purposes of Section 415 of the Code only by Section 415(h) of the Code. In addition, Foreign Subsidiaries shall be considered to be Related Employers.

     Rollover Contributions. “Rollover Contributions” are contributions made by an Employee pursuant to Section 4.5.

     Rollover Contributions Account. “Rollover Contributions Account” means an Account described in Section 6.1(a)(4).

     Termination of Employment. A “Termination of Employment” of an Employee of an Employer shall occur whenever the Employee’s status as an Employee of such Employer ceases for any reason other than the Employee’s death. An Employee who does not return to work for such Employer on or before the expiration of an authorized leave of absence from such Employer shall be deemed to have incurred a Termination of Employment when such leave ends. An Employee who has been on temporary lay-off for lack of work for more than two years shall also be deemed to have incurred a Termination of Employment.

     Termination of Service. A “Termination of Service” of an individual shall occur whenever the individual has ceased to be an Employee of all Participating Employers or Related Employers.

     Toro. “Toro” means The Toro Company, a Delaware corporation, or any successor thereof.

     Toro Common Stock. “Toro Common Stock” means the common stock of The Toro Company or any successor company thereto which is readily tradable on an established securities exchange.

     Trust. On and after August 1, 1995, “Trust” means “The Toro Company Profit-Sharing Plan for Plymouth Union Employees Trust,” as it may be amended from time to time, the terms of which are stated in the Trust Agreement.

     Trust Agreement. “Trust Agreement” means a trust agreement described in Section 9.1 between Toro and the Trustee.

     Trustee. The “Trustee” is the natural or artificial person appointed and acting from time to time as Trustee of the Trust. As of August 1, 1995, Putnam Fiduciary Trust Company is the Trustee. No person shall serve as Trustee in violation of Section 411 of ERISA.

     Trust Fund. The “Trust Fund” includes all property, cash and assets of every kind received or receivable and held by the Trustee pursuant to the terms of the Trust Agreement.

     Trust Fund Share. The “Trust Fund Share” of a Participant or the Participant’s Beneficiary shall be equal to the total of:

     (1) the fair market value of the Participant’s or Beneficiary’s Accounts determined as of the Valuation Date coincident with or last preceding the event which gives rise to the necessity for determining said total; plus

     (2) the amount of any contributions to the Plan credited to the Participant’s or Beneficiary’s Accounts after said Valuation Date and up to said event; plus

     (3) all contributions which have been remitted to the Trustee and which have not been allocated to the Participant’s Accounts up to such event, but which are fully allocable to the Participant; plus

     (4) all contributions held by a Participating Employer under a payroll deduction program with respect to this Plan; plus

     (5) all other contributions made subsequent to such event which are allocated to the Participant’s Accounts after such event; less

     (6) all distributions from the Plan made to the Participant or on the Participant’s behalf from said Valuation Date up to said event.

Notwithstanding the preceding provisions of this definition, if as of said Valuation Date any portion of any of a Participant’s Accounts have been invested in an Investment Fund and if the change in value of such portion is readily determinable at any time without a valuation of said Investment Fund, such portion shall be excluded when determining the fair market value of the applicable Account as of said Valuation Date. However, the amount receivable by the Participant from said Investment Fund with respect to that portion, as of the date the Participant’s Trust Fund Share is computed, shall be added to the Participant’s Trust Fund Share.

     Valuation Date. A “Valuation Date” is any date as of which the value of the assets held in the Trust Fund is to be determined. A Valuation Date shall occur upon any date designated by the Administrator and communicated to the Trustee and other appropriate parties which date must be selected in a uniform manner and must not result in any discrimination in favor of Highly Compensated Employees of a Participating Employer. If business is not normally transacted on the pertinent day, then the Valuation Date shall be the most recent day upon which business was normally transacted. Until modified by the Administrator (by direction to the record keeper for the Plan and communications to Participants), Valuation Date shall include each business day on which the New York Stock Exchange is open for business.

     Valuation Period. A “Valuation Period” is a period of time beginning either on the Effective Date of the Plan or on the day immediately following a Valuation Date and ending upon the next subsequent Valuation Date.

     Vested. “Vested” means nonforfeitable, that is, a claim which is unconditional and legally enforceable against the Plan obtained by a Participant or the Participant’s Beneficiary to that part of an immediate or deferred benefit under the Plan.

     Vested Share. “Vested Share” means the Vested portion of a Participant’s Trust Fund Share as determined under Article VI.

     Vesting and Withdrawal Limitations. “Vesting and Withdrawal Limitations” means with respect to assets allocated to a Participant’s Account that those assets are fully Vested and may not be withdrawn prior to the Participant’s Termination of Service.

     Vesting Service. “Vesting Service” means an Employee’s period of service with Toro, a Predecessor Employer, or a Related Employer measured in full years. An Employee shall receive credit for one full year of Vesting Service for each Plan Year beginning on or after August 1, 1988, in which the Employee had at least one Hour of Service for Toro or a Related Employer. Since there will be a short Plan Year beginning August 1, 1995, and ending December 31, 1995, Employees shall receive credit for Vesting Service in accordance with the previous provisions of this definition, for the one year period beginning on August 1, 1995, and for Plan Years beginning on and after January 1, 1996. Effective on and after January 1, 2001, “Vesting Service” shall also include an Employee’s period of service with a Predecessor Employer determined in the same manner as under the prior provisions of this definition.

     Section 1.2. Gender and Number. Wherever appropriate, the masculine gender, as used herein, may be read as the feminine gender or as the neuter gender, and the neuter gender may be read as the masculine gender or as the feminine gender. The singular may be read as the plural, and the plural may be read as the singular.

     Section 1.3. Applicable Law, Statute of Limitations. The Plan and Trust are intended to be construed, and all rights and duties are to be governed, in accordance with the laws of the State of Minnesota, except as preempted by ERISA. Unless ERISA specifically provides otherwise, no civil action arising out of, or relating to, this Plan or Trust, including a civil action authorized by Section 502(a) of ERISA, may be commenced by a Participant or Beneficiary after the earlier of:

     (a) three years after the occurrence of the facts or circumstances that give rise to, or form the basis for, such action; or

     (b) one year from the date the plaintiff had actual knowledge of the facts or circumstances that give rise to, or form the basis for, such action,

except that in the case of fraud or concealment, such action may be commenced not later than three years after the date of discovery of the facts or circumstances that give rise to, or form the basis for, such action.

     Section 1.4. Merger and Consolidation. In the event of any merger or consolidation of the Plan or Trust with any other plan or trust or the transfer of assets or liabilities of the Trust to any other plan or trust, each Participant shall (if such plan or trust should then be terminated) receive a benefit immediately after the merger, consolidation, or transfer which is not less than the benefit the Participant would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan or Trust had terminated on the day immediately preceding the effective date of such merger, consolidation, or transfer) based on the Participant’s employment and remuneration on such preceding day.

     Section 1.5. Rule of Construction. Toro intends the Plan and Trust to qualify under the provisions of ERISA, including Section 401(a) of the Code as amended by ERISA, or of any comparable section of any future legislation that amends, supplements, or supersedes such section and/or ERISA, and all provisions of the Plan are to be construed and applied in a manner that is consistent therewith.

ARTICLE II.
Participating Employers

     Section 2.1. Eligibility. In order to be eligible to adopt the Plan, an Employer must be designated as eligible by the Chief Executive Officer of Toro or such officer’s delegate in writing which designation must be delivered to such Employer. The designation may specify the date as of which such Employer’s participation may become effective, the terms and conditions, if any, under which and the extent to which employment with and remuneration from such Employer, its predecessors and/or affiliates shall be taken into account under the Plan, and may also specify the divisions, plants or other units of Employees of such Employer whose members are eligible to become Covered Employees. This revised Section 2.1 is effective on and after January 1, 1997.

     Section 2.2. Commencement of Participation. An eligible Employer may adopt the Plan by resolution duly adopted by its Board of Directors, as evidenced by a copy thereof certified by its secretary or assistant secretary (or other authorized person) and delivered to Toro. Upon such delivery of the certified copy of that resolution, the Employer shall become a Participating Employer effective upon the later of the date specified in that resolution or the designation referred to in the prior section. If no date is specified in such resolution or designation, the eligible Employer shall become a Participating Employer as of the first day of the first Plan Year subsequent to the date on which such resolution has been duly adopted and such designation has been adopted.

     Section 2.3. Recordkeeping and Reporting. Each Participating Employer shall furnish to the Administrator the information with respect to each of its Employees necessary to enable the Administrator to maintain records sufficient to determine the benefits due to or which may become due to such Employees and to give those Employees the reports required by law.

ARTICLE III.
Eligibility and Participation

     Section 3.1. Eligibility Requirements.

     (a) Except as otherwise provided in Section 3.1(b), each Employee of a Participating Employer who simultaneously meets all of the following requirements may become a Covered Employee:

     (1) The Employee has completed 180 consecutive days of employment with a Participating Employer, Related Employer, or Predecessor Employer (limitations on crediting service with a predecessor Employer described in Paragraph (3) of the definitions of Eligibility Service shall apply) or one year of Eligibility Service.

     (2) The Employee is employed in a division, plant or other classification of Employees with respect to which the Employee’s Participating Employer has adopted the Plan.

     (3) The Employee is a member of a unit of Employees of that Employer which is covered by Local 1291 of the International Union, United Automobile Aerospace and Agricultural Implement Workers of America.

     (b) The following provisions are exceptions to the eligibility provisions of Section 3.1(a):

     (1) If an Employee is employed in a job by the Employee’s Participating Employer which is classified as executive, administrative, supervisory, professional, selling, or clerical, or if an Employee is classified as an hourly paid Employee by the Employee’s Participating Employer and is not a member of a unit of Employees of that Employer which is covered by Local 1291 of the International Union, United Automobile Aerospace and Agricultural Implement Workers of America, the Employee shall not be eligible to become a Covered Employee.

     (2) If an Employee is in a unit of Employees of a Participating Employer covered by a collective bargaining agreement which does not provide that Employees in the unit shall be covered by the Plan and if there is evidence that retirement benefits were the subject of good faith bargaining between the representatives of such unit and such Employer, the Employee shall not be eligible to become a Covered Employee.

     (3) A leased employee described in Section 14.4 of the Plan shall not be eligible to become a Covered Employee.

     Section 3.2. Admittance as Covered Employee and Participant.

     (a) Each Employee of a Participating Employer who immediately before January 1, 2000, was a Participant in the Plan shall be a Participant as of that date. In addition, each such Employee who on said date is not excluded from eligibility under Section 3.1(b) shall be a Covered Employee on said date. Also, if an Employee meets such requirements, except that the Employee is excluded from eligibility under Section 3.1(b), the Employee shall become a Covered Employee as of the first day on which the Employee performs an Hour of Service for a Participating Employer and is not excluded from eligibility under Section 3.1(b) (this shall not be earlier than the Entry Date on which the Employee would have become a Covered Employee but for such exclusion).

     (b) On and after January 1, 2000, each Employee who first meets the requirements of Section 3.1 shall automatically become a Covered Employee and a Participant on the payday for the first full payroll period after the Employee meets those requirements. However, if an Employee meets such requirements, except that the Employee incurs a Termination of Service (without returning to employment) before such day, the Employee shall become a Covered Employee as of the first day after that payday on which the Employee first performs an Hour of Service for a Participating Employer and is not excluded from eligibility under Section 3.l(b). Also, if an Employee meets such requirements on account of satisfying the one year of Eligibility Service requirement, the date for such entry into the Plan shall not be later than the first day of the Plan Year following the date such requirements are satisfied.

     Section 3.3. Requirements to Become a Contributing Participant.

     (a) Each Employee who becomes a Covered Employee may become a Contributing Participant. However, except as provided in Section 3.3(b), to become a Contributing Participant, each Covered Employee must apply to participate in the Plan in writing or by another method required or made available by the Administrator. The application shall include an acceptance of the terms of the Plan, a Pre-Tax Contribution Agreement, an agreement to make After-Tax Contributions, a designation of the percentage of the Employee’s Compensation which the Employee wishes to have contributed to the Plan on the Employee’s behalf, an authorization of payroll deductions of such contributions and such other information as the Administrator may reasonably require for the proper administration of the Plan. A Covered Employee shall become a Contributing Participant as of the beginning of the Covered Employee’s first payroll period which follows the 30th day after the date of such application (or such earlier payroll period as the Administrator shall permit in a uniform and nondiscriminatory manner) or for such later payroll period as shall be provided in the application.

     (b) Each Employee who becomes an Employee of a Participating Employer on or after January 1, 1999 and who first becomes a Covered Employee on or after that date shall automatically become a Contributing Participant, unless the Employee elects not to participate in the Plan by completing the forms required by the Administrator or by another method made available by the Administrator. Upon explanation of the terms of the Plan by the Administrator, unless an affirmative action is taken by the Covered Employee, the Employee will be deemed to have agreed with the terms of the Plan, agreed to make Pre-Tax Contributions, designated the percentage of the Employee’s Compensation as provided in Section 4.2(a)(2) of the Plan, and authorized the payroll deductions of such contributions. If the Employee desires to change the percentage of the Employee’s Compensation designated as Pre-Tax Contributions, agrees to make After-Tax Contributions, or elects not to participate in the Plan, the Employee shall complete the forms or take such other action as is reasonably required by the Administrator. A Covered Employee shall become a Contributing Participant as of the date such Employee becomes a Covered Employee, unless the Employee elects not to participate in the Plan.

     Section 3.4. Withdrawal as Contributing Participant. A Participant may withdraw as a Contributing Participant for a payroll period by revoking the Participant’s authorization of payroll deductions to make Pre-Tax Contributions and After-Tax Contributions on the Participant’s behalf. A Participant who desires to withdraw as a Contributing Participant shall provide a notice of withdrawal by a method required or made available by the Administrator, at least thirty days (or such shorter period of days as the Administrator shall permit in a uniform and nondiscriminatory manner) before such payroll period.

     Section 3.5. Return as Contributing Participant After Withdrawal. A Participant who has withdrawn as a Contributing Participant as described in Section 3.4 may not again become a Contributing Participant until the first payday of the Covered Employee’s Participating Employer which follows the payday for which the withdrawal was effective (or such earlier date as the Administrator shall permit in a uniform and nondiscriminatory manner).

     Section 3.6. Termination as Covered Employee. An Employee shall cease to be a Covered Employee upon the Employee’s Termination of Employment by all Participating Employers or the Employee’s death, or by reason of ceasing to meet the requirements to be a Covered Employee under Section 3.1.

     Section 3.7. Termination as Contributing Participant. An Employee shall cease to be a Contributing Participant upon the Employee’s withdrawal as a Contributing Participant as described in Section 3.4 or the Employee’s termination as a Covered Employee under Section 3.6, or on account of termination of the Plan.

     Section 3.8. Return as Covered Employee and Contributing Participant after Termination as Covered Employee. An Employee who has ceased to be a Covered Employee shall again become a Covered Employee as of the first day after that occurrence on which such Employee first performs an Hour of Service for a Participating Employer and is not excluded from eligibility under Section 3.1(b). Such Employee shall again become a Contributing Participant as provided in Section 3.3 or, if such Employee had withdrawn as a Contributing Participant prior to Termination of Service, at such later date as is provided under Section 3.5. For purposes of determining that date, an Employee who has ceased to be a Covered Employee shall be deemed to have withdrawn as a Contributing Participant.

     Section 3.9. Limitation Respecting Employment. Neither the fact of the establishment of the Plan and Trust nor the fact that an Employee has become a Covered Employee or Contributing Participant shall give to any person any right to continued employment; neither shall either fact limit the right of a Participating Employer to discharge or to deal otherwise with an Employee without regard to the effect such treatment may have upon the Employee’s rights under the Plan.

     Section 3.10. Termination as Participant. After there shall have been distributed to or for the benefit of a Participant or such Participant’s Beneficiary the entire portion of such Participant’s Vested Share to which the Participant is entitled, such person shall cease to be a Participant.

ARTICLE IV.
Contributions

     Section 4.1. Contributions By Employer. The Participating Employers shall be limited to making contributions described in Sections 4.2, 4.3, 4.4, 4.6, 4.10, and 4.12 of the Plan.

     Section 4.2. Pre-Tax Contributions.

     (a) Pre-Tax Contributions are contributions to the Plan which are made out of a Contributing Participant’s Compensation and are treated for federal income tax purposes as a contribution made by the Participant’s Participating Employer.

     (1) Prior to January 1, 1999, a Contributing Participant who decides to cause Pre-Tax Contributions to be made to the Plan on the Participant’s behalf for a Plan Year must enter into a Pre-Tax Contribution Agreement as provided in Section 3.3 in which the Employee shall designate the percentage of the Employee’s Compensation from the Employee’s Participating Employer which is to be contributed by the Employee’s Participating Employer to the Plan for that part of the Plan Year during which the Employee is a Contributing Participant

     (2) On and after January 1, 1999, an Employee who becomes a Contributing Participant under Section 3.3(b), shall be deemed to have elected to have Pre-Tax Contributions made on the Covered Employee’s behalf in the amount of two percent (2%) of the Covered Employee’s Compensation. In the event the Covered Employee makes an affirmative election to make Pre-Tax Contributions before the date such Employee becomes a Contributing Participant, the affirmative election shall supercede the deemed election. In the event the Covered Employee makes an election not to have Pre-Tax Contributions made on the Covered Employee’s behalf before the date such Employee becomes a Contributing Participant, such election shall supercede the deemed election.

     (3) On and after January 1, 1999, at least annually, before each Plan Year, the Administrator must notify the Employee who was deemed to become a Contributing Participant under Section 3.3(b) of the Pre-Tax Contribution percentage as designated in Section 4.2(a)(2) and the Employee’s right to change the percentage.

     (b) A Contributing Participant’s Participating Employer shall contribute on behalf of the Contributing Participant the amount specified by the Contributing Participant to be made to the Plan as Pre-Tax Contributions.

     (c) An Employee may cause the Employee’s Participating Employer to cease to make Pre-Tax Contributions on the Employee’s behalf for a Plan Year by withdrawing from the Employee’s status as a Contributing Participant as provided in Section 3.4. Such status withdrawal shall be effective as of such date as may be provided under rules established by the Administrator; however, unless the Administrator determines otherwise, such withdrawal will be effective as of the first payday after the status withdrawal on which it is administratively feasible to make the changes.

     (d) Effective July 1, 1998, Pre-Tax Contributions may be made in one percent (1%) increments of from a minimum of one percent (1%) to a maximum of sixteen percent (16%) of Compensation per payroll period; provided, however, that the sum of the Participant’s Pre-Tax Contributions and After-Tax Contributions for any payroll period may not exceed sixteen percent (16%) of the Participant’s Compensation for such period and shall be limited to the maximum contribution permitted by Section 5.2 of the Plan.

     (e) A Contributing Participant may modify the rate of Pre-Tax Contributions at any time by fulfilling the requirements of this section. The rate change shall be effective as of the first payday after the Administrator has processed the request. Any modification in the rate of Pre-Tax Contributions shall be elected by providing to the Administrator a new Pre-Tax Contribution Agreement by a method required or made available by the Administrator. Such agreement shall be provided to the Administrator at least 30 days (or such shorter period of days as the Administrator may permit in a uniform and nondiscriminatory manner) before the payday as of which it is to be effective.

     (f) A Participant’s Pre-Tax Contributions for any calendar year, when aggregated with any other elective deferrals as defined under Section 402(g) of the Code which are made to any other plan maintained by a Participating or Related Employer on behalf of the Participant, may not exceed $7,000, as adjusted by the Secretary of Treasury to reflect increases in the cost of living. If that limit is exceeded, the portion of the excess amount attributable to this Plan, adjusted for earnings or losses as provided in Section 4.2(h), shall be distributed to the Participant not later than April 15 of the calendar year immediately following the calendar year in which the contributions were made.

     (g) If a Participant’s elective deferrals, within the meaning of Section 402(g)(3) of the Code, for any calendar year exceed $7,000 as adjusted by the Secretary of the Treasury to reflect increases in the cost of living, and this limit is exceeded as a result of aggregation with any such elective deferrals made to plans other than plans maintained by a Participating or Related Employer, the Participant may notify the Administrator and request a distribution from this Plan. In calculating the amount to be distributed pursuant to the Participant’s request, the Participant’s excess pre-tax contributions shall be reduced by any contributions previously distributed or recharacterized pursuant to Section 4.6 hereof with respect to the Participant for the Plan Year beginning with or within such calendar year. If the Administrator receives proper notice from the Participant that the limit in this subsection (g) has been exceeded for a calendar year, the Administrator shall direct the Trustee to distribute the appropriate pre-tax contributions, adjusted for any net earnings or losses, in accordance with paragraph (1) or (2) below:

     (1) If Pre-Tax Contributions are distributed to a Participant during the calendar year in which such contributions were made, the following conditions must be satisfied:

     (A) The Participant and the Plan must designate the distribution as excess pre-tax contributions, and

     (B) The distribution must be made after the date on which the excess pre-tax contributions were made to the Plan.

     (2) If excess Pre-Tax Contributions are distributed following the calendar year in which the contributions were made, the following conditions must be satisfied:

     (A) the Participant must notify the Administrator, not later than the March 1st of the calendar year following the calendar year in which the contributions were made, that the limit in this Section 4.2 has been exceeded, and

     (B) the Administrator, upon receipt of the notice from the Participant, shall direct the Trustees to make the appropriate distributions no later than the April 15th immediately following receipt of the notice.

(h) (1) The net earnings or losses allocable to the Participant’s excess Pre-Tax Contributions for the calendar year pursuant to this Section 4.2 shall be determined in accordance with any reasonable method for computing the income or losses allocable to such excess deferrals provided the method does not violate Section 401(a)(4) of the Code and is used consistently for all Participants and for all corrective distributions under the Plan for the applicable Plan Year and is used for allocating income to Participant Accounts. However, the net earnings or losses allocable to such excess deferrals for the calendar year may be determined by multiplying the earnings or losses for the calendar year allocable to the Participant’s Pre-Tax Contributions by a fraction with respect to which:

     (A) the numerator is the amount of such excess contributions made by the Participant for the calendar year, and

     (B) the denominator is the sum of (i) the portions of the account balance of the Participant attributable to Pre-Tax Contributions as of the beginning of the calendar year and (ii) the Participant’s Pre-Tax Contributions for the calendar year.

     (2) If the distribution of the Participant’s excess Pre-Tax Contributions is made after the end of the calendar year, the net earnings or losses allocable to the Participant’s excess Pre-Tax Contributions for the period between the end of the year and the distribution date will be disregarded.

     (3) Notwithstanding the prior provisions of this subsection (h), the net earnings or losses of, or value of, the Participant’s Pre-Tax Contributions Account attributable to Pre-Tax Contributions that have not been made for a calendar year shall not be taken into account in making the determination described in this subsection (h).

     (i) Matching Contributions made on behalf of a Participant (and earnings or losses attributable to those contributions determined by the Administrator in a manner consistent with the prior provisions of subsection (h)) shall be forfeited if the contributions to which they relate are Pre-Tax Contributions distributed under the prior provisions of this section and shall be used as soon as administratively feasible to reduce subsequent Matching Contributions by the Participant’s Participating Employer.

     (j) Pre-Tax Contributions made on behalf of a Participant must be paid to a Trustee and credited to the Participant’s Pre-Tax Contributions Account as soon as reasonably practicable, but not after the fifteenth business day of the calendar month following the month the contributions would have otherwise been payable to the Participant in cash.

     (k) The rate of Pre-Tax Contributions may be limited by the Administrator in order to comply with the applicable deductibility limits, limits under Section 415 of the Code, and the nondiscrimination tests in Section 4.6.

     Section 4.3. After-Tax Contributions. Any Participant may elect to contribute to the Plan as an After-Tax Contribution an amount designated by the Participant equal to any whole percentage of the Participant’s Compensation per payroll period, from one percent (1%) to four percent (4%) of such Compensation, but not exceeding the maximum amount which may be contributed pursuant to Sections 5.2 and 4.6 of the Plan; provided, however, that the sum of the Participant’s After-Tax Contributions and Pre-Tax Contributions for any payroll period may not exceed sixteen percent (16%) of the Participant’s Compensation for such period. Such contributions do not reduce the Participant’s income subject to income tax withholding. A Contributing Participant who decides to make After-Tax Contributions must make an application as described in Section 3.3. An Employee may cease, resume or modify the rate or amount of After-Tax Contributions at the same times and in accordance with the same rules as provided for Pre-Tax Contributions.

     Section 4.4. Matching Contributions. Subject to any limitation in this Section, each Participating Employer shall make a Matching Contribution for each Plan Year on behalf of each Participant who makes Pre-Tax Contributions or After-Tax Contributions on or after the first day of the month following one year of Eligibility Service. The Matching Contributions from such Employer for such a Contributing Participant shall equal fifty percent (50%) of the Participant’s Pre-Tax Contributions and After-Tax Contributions for the Plan Year (excluding any such contributions which have been withdrawn during that Plan Year), but shall not exceed two percent (2%) of the Participant’s Compensation for any payday with respect to which such contributions are made.

     Section 4.5. Rollovers From Qualified Plans. If allowed by the Administrator and subject to such terms and conditions as may be established from time to time by the Administrator, a Participant may contribute assets distributed from the Participant’s interest in a plan qualified under Section 40l(a) or 403(a) to the Trust Fund by delivery of such contribution to a Trustee and such contribution shall be considered to be a Rollover Contribution; provided that such Employee submits a written certification, satisfactory to the Administrator and Trustee, that the contribution of the assets will satisfy applicable Code and regulatory requirements which prevent taxation of those assets in the event such a contribution is made.

Such rollover may also be made through an individual retirement plan qualified under Section 408 of the Code where the individual retirement plan was used as a conduit from the prior plan if the transfer is made in accordance with the statutory and regulatory rules referred to in the prior paragraph and if such individual retirement plan did not include any personal contributions or earnings thereon the Participant may have made to the Individual Retirement Account.

If allowed by the Administrator and subject to such terms and conditions as may be established from time to time by the Administrator, an Employee of a Participating Employer may cause a direct rollover of the type described in Section 7.11 to be made from a qualified trust described in Section 401(a) of the Code to the Plan and such transfer shall be treated as a Rollover Contribution.

Any Rollover Contributions Account is subject to the Plan provisions governing distributions.

     Section 4.6. Non-discrimination Tests.

     (a) For purposes of this Section 4.6:

     (1) “Actual contribution percentage” means for a Plan Year the average of all actual contribution ratios calculated separately for each Covered Employee in a designated group of Covered Employees. Subject to the rules in Section 4.6(d) hereof, for purposes of determining the actual contribution percentage, a Covered Employee’s actual contribution ratio for a Plan

Year is a fraction with a denominator equal to the Covered Employee’s compensation for the Plan Year and a numerator equal to the Covered Employee’s After-Tax Contributions and Matching Contributions for the Plan Year and those qualified nonelective contributions and elective contributions utilized for purposes of satisfying the rules in Section 4.6(c) hereof for the Plan Year. When determining an actual contribution percentage, contributions under this Plan and any other plan holding after-tax voluntary contributions, elective contributions, or matching contributions, which is maintained by a Participating or Related Employer, will be aggregated if such plans must be combined for purposes of satisfying Section 410(b) of the Code. The actual contribution ratio of any Highly Compensated Employee who is a Covered Employee shall be determined by aggregating voluntary and matching contributions under all qualified retirement plans of the Participating and Related Employers. A Covered Employee’s actual contribution ratio shall be calculated to the nearest one-hundredth of one percent.

Effective for Plan Years beginning on or after January 1, 1997, the contribution percentage for non-Highly Compensated Employees which is to be used under the test in Section 4.6(c) and 4.6(e) for a Plan Year shall be determined using the “current year testing method” (that term shall have the meaning given to it under Internal Revenue Notice 98-1 and subsequent guidance which is referred to hereafter in this definition as the “IRS Notice”). Consistent with the IRS Notice, in the event of a permitted change from the current year testing method to the “prior year testing method” (as defined in the IRS Notice) by amendment to the Plan, double counting of certain contributions must not occur.

     (2) “Actual deferral percentage” means for a Plan Year the average of all actual deferral ratios calculated separately for each Covered Employee in a designated group of Covered Employees. Subject to the rules in Section 4.6(d), for purposes of determining the actual deferral percentage, a Covered Employee’s actual deferral ratio for a Plan Year is the fraction with a numerator equal to the Covered Employee’s elective contributions to this Plan for the Plan Year and a denominator equal to the Covered Employee’s compensation for the Plan Year. When calculating a Covered Employee’s actual deferral ratio, the Covered Employee’s elective contributions refer to Pre-Tax Contributions (including such contributions returned to a Participant pursuant to Section 4.2 hereof) made on the Covered Employees behalf, and those qualified nonelective contributions and qualified matching contributions utilized for purposes of satisfying the rules in Section 4.6(b) hereof. When determining an actual deferral percentage, elective contributions under this Plan and any other cash or deferred plan maintained by a Participating or Related Employer will be aggregated if such plans must be combined for purposes of satisfying Sections 401(a)(4) and 410(b) of the Code. The actual deferral ratio of any Highly Compensated Employee who is a Covered Employee shall be determined by aggregating elective contributions under all qualified retirement plans that are maintained by a Participating or Related Employer. A Covered Employee’s actual deferral ratio shall be calculated to the nearest one-hundredth of one percent.

Effective for Plan Years beginning on or after January 1, 1997, the deferral percentage for non-Highly Compensated Employees which is to be used under the tests in Section 4.6(b) and 4.6(e) for a Plan Year shall be determined using the “current year testing method” (as defined in Internal Revenue Notice 98-1 and subsequent guidance). Consistent with the IRS Notice, in the event of a permitted change from the current year testing method to the “prior year testing method” (as defined in the IRS Notice) by amendment to the Plan, double counting of certain contributions must not occur.

     (3) “Aggregate Contributions” means those contributions included in the numerator of the actual contribution ratio under the definition of actual contribution percentage.

     (4) “Compensation” means, for purposes of determining a Covered Employee’s actual deferral and actual contribution ratios, the Covered Employee’s compensation as defined in Section 414(s) of the Code (alternatively, the Administrator may elect to use another definition of compensation described in regulations under Section 414(s) of Code) for the entire Plan Year for which the determination is being made; provided, however, that at the election of the Administrator, compensation as defined herein for a Plan Year shall be computed on the basis of the portion of the Plan Year during which the Employee was a Covered Employee.

     (5) “Elective contributions” mean Pre-Tax Contributions made on behalf of Covered Employees under this Article IV, and any other contributions made by a Participating or Related Employer to a different plan pursuant to the Covered Employee’s cash or deferred election in accordance with Section 402(e)(3) of the Code. In order for elective contributions to be taken into account under this Section 4.6 for a Plan Year, they must be made for the Plan Year, allocated as of a date within that Plan Year and paid to the applicable trust within 12 months after the end of the Plan Year. Further, in order for elective contributions to be taken into account under this Section 4.6 for a Plan Year, the elective contributions must relate to Compensation that either would have been received by the Covered Employee in the Plan Year but for the Covered employee’s election to defer or is attributable to services performed by the Covered Employee in the Plan Year and, but for the Covered Employee’s election to defer, would have been received by the Covered Employee within two and one-half months after the close of the Plan Year. Elective contributions may be used to satisfy the rules in Section 4.6(c) hereof, subject to the conditions contained in Section 4.6(d) hereof. For Plan Years beginning after December 31, 1988, elective contributions to another qualified plan of a Participating or Related Employer may be taken into account for the purpose of the prior sentence only if that qualified plan utilizes a plan year that is identical to the Plan Year.

     (6) “Qualified matching contributions” mean immediately nonforfeitable matching contributions made to this Plan or to another qualified plan maintained by a Participating Employer or Related Employer on behalf of a Covered Employee hereunder which are subject to the Vesting and Withdrawal Limitations that apply to elective contributions. For Plan Years beginning after December 31, 1988, any contributions made by a Participating Employer to another qualified plan of a Participating or Related Employer may not be considered qualified matching contributions hereunder unless said qualified plan utilizes a plan year that is identical to the Plan Year. In order to be considered qualifying matching contributions under this Article IV for a Plan Year, the contributions must be made for the Plan Year, allocated as of a date within that Plan Year and paid to the applicable trust within 12 months after the end of the Plan Year.

     (7) “Qualified nonelective contributions” mean immediately nonforfeitable contributions made by a Participating Employer on behalf of a Covered Employee to this Plan or to any other qualified plan maintained by a Participating or Related Employer, other than elective and matching contributions, which are subject to the Vesting and Withdrawal Limitations that apply to elective contributions. For Plan Years beginning after 1988, any contributions by a Participating Employer made to another qualified plan of a Participating or Related Employer may not be considered qualified nonelective contributions unless said qualified plan utilizes a plan year that is identical to the Plan Year. In order to be considered qualifying nonelective contributions under this Section 4.6 for a Plan Year, the contributions must be made for the Plan Year, allocated as of a date within that Plan Year and paid to the applicable trust within 12 months after the end of the Plan Year.

     (b) Subject to the rules described in subsection (e) hereof, the actual deferral percentages described in Section 4.6(a)(2) of this Plan must satisfy one of the following standards for each Plan Year:

     (1) the actual deferral percentage of the group of Highly Compensated Employees who are Covered Employees during that year shall not exceed the actual deferral percentage of all other Employees who are Covered Employees during that year multiplied by 1.25; or

     (2) the actual deferral percentage of the group of Highly Compensated Employees who are Covered Employees during that year shall not exceed the actual deferral percentage of all other Employees who are Covered Employees during that year multiplied by 2, provided that the actual deferral percentage for the group of Highly Compensated Employees who are Covered Employees during that year is not more than 2 percentage points higher than the actual deferral percentage for all other Employees who are Covered Employees during that year.

     (c) Subject to the rules described in subsection (e) hereof, the actual contribution percentages described in Section 4.6(a)(1) of this Plan must satisfy one of the following standards for each Plan Year:

     (1) the actual contribution percentage of the group of Highly Compensated Employees who are Covered Employees during that year shall not exceed the actual contribution percentage of all other Employees who are Covered Employees during that year multiplied by 1.25; or

     (2) the actual contribution percentage of the group of Highly Compensated Employees who are Covered Employees during that year shall not exceed the actual contribution percentage of all other Employees who are Covered Employees during that year multiplied by 2, provided that the actual contribution percentage for the group of Highly Compensated Employees who are Covered Employees during that year is not more than 2 percentage points higher than the actual contribution percentage for all other Employees who are Covered Employees during that year.

     (d) Subject to the rules described in this subsection (d), qualified nonelective contributions and qualified matching contributions may be taken into account when applying the rules in subsection (b) of this Plan. Also, subject to the rules of this subsection (d), qualified nonelective contributions and elective contributions may be utilized for purposes of satisfying the rules in subsection (c) hereof. The following rules apply to qualified nonelective contributions and qualified matching contributions:

     (1) If only a portion of the qualified nonelective contributions made on behalf of Participants hereunder are taken into account under subsections (b) or (c) hereof, all of the remaining qualified nonelective contributions must be allocated in a manner that does not discriminate in favor of Highly Compensated Employees;

     (2) If qualified matching contributions are used to satisfy the rules in subsection (b) hereof, the rules in subsection (c) hereof must be satisfied without regard to those qualified matching contributions;

     (3) Elective contributions may be used to satisfy the rules in subsection (c) hereof only if the standards described in subsection (b) hereof are met both when including and excluding those elective contributions taken into account pursuant to said subsection (c);

     (4) Any qualified nonelective contributions or qualified matching contributions taken into account under subsection (b) hereof and any qualified nonelective contributions or elective contributions taken into account under subsection (c) hereof may not also be used to satisfy the same nondiscrimination rules under another qualified plan; and

     (5) The Administrator shall designate which contributions are qualified nonelective contributions and qualified matching contributions and must maintain records demonstrating which contributions were used to satisfy the rules in subsections (b) and (c) hereof.

     (e) Effective for Plan Years beginning after December 31, 1988, the rules in this Section 4.6(e) apply if the actual deferral percentage limitation in Section 4.6(b)(2) and the actual contribution percentage limitation in Section 4.6(c)(2) are both utilized for the same Plan Year. In the event this subsection (e) applies, the aggregate limit is the greater of (1) or (2):

     (1) the sum of:

     (A) 125 percent of the greater of the actual deferral percentage or the actual contribution percentage of the non-Highly Compensated Employees; and

     (B) The lesser of the actual deferral percentage or the actual contribution percentage of the non-Highly Compensated Employees, increased by 2 percent, provided that the percentage utilized under this subsection (B) does not exceed the lesser of said actual deferral percentage or actual contribution percentage multiplied by 2.

     (2) the sum of:

     (A) 125 percent of the lesser of (i) the actual deferral percentage of the group of non-Highly Compensated Employees eligible under the 401(k) arrangement for the Plan Year, or (ii) the actual contribution percentage of the group of non-Highly Compensated Employees eligible under the Plan subject to Section 401(m) for the Plan Year beginning with or within the Plan Year of the Section 401(k) arrangement; and

     (B) two plus the greater of (i) or (ii) above. In no event, however, shall this amount exceed 200% of the greater of (i) or (ii) above.

     (3) For purposes of this subsection (e), the actual deferral percentage and the actual contribution percentage of these Highly Compensated Employees shall be determined after any corrective distribution or recharacterization has been made in accordance with Section 4.6(f) hereof and after any other contributions utilized in accordance with Section 4.6(d) hereof.

     (4) If the aggregate limit in this Section 4.6(e) has been exceeded, the Administrator shall reduce the actual contribution percentage of the Highly Compensated Employees in accordance with Section 4.6(f) hereof.

     (5) If a corrective distribution or recharacterization has been made pursuant to Section 4.8(f), then for purposes of this Subsection (e), the actual deferral percentage or actual contribution percentage shall be deemed to be the largest amount permitted under Section 4.8(b) or Section 4.8(c) respectively.

(f) (1) The Committee shall determine the actual deferral percentages and the actual contribution percentages for each Plan Year. If the actual deferral percentage or the actual contribution percentage of the Highly Compensated Employees who are Covered Employees exceeds the maximum percentage that would comply with the standards described in Subsections (b), (c), or (e) hereof, whichever is applicable, the correction procedures of this Subsection (f) shall be followed.

     (2) Corrections may be made by making contributions described in Subsection (f)(3) or by doing re-characterizations or distributions described after that subsection. For purposes of doing re-characterizations or distributions, excess elective contributions and excess aggregate contributions must be determined.

“Excess elective contributions” mean the aggregate amount of all elective contributions, qualified nonelective contributions, and qualified matching contributions used in determining the actual deferral percentages of the Highly Compensated Employees for the Plan Year which are in excess of the maximum amount of such contributions permitted by the actual deferral percentage test under Section 4.8(b).

“Excess aggregate contributions” mean the aggregate amount of all aggregate contributions, qualified non-elective contributions, and elective contributions used in computing the actual contribution percentages of the Highly Compensated Employees for the Plan Year which are in excess of the maximum amount of such contributions permitted by the actual contribution percentage test under Section 4.8(c).

The excess elective contributions and excess aggregate contributions shall be determined by reducing the individual deferral ratios or individual contribution ratios of the Highly Compensated Employees, beginning with the actual deferral ratio or the actual contribution ratio of the Highly Compensated Employee with the highest actual deferral ratio or highest actual contribution ratio, as the case may be, and reducing such ratio to the extent required to (i) enable the arrangement or plan to satisfy the actual deferral percentage test under Section 4.8(b), or the actual contribution percentage test under Section 4.8(c); or (ii) cause such Highly Compensated Employee’s actual deferral ratio or actual contribution ratio to equal the ratio of the Highly Compensated Employee with the next highest actual deferral ratio or actual contribution ratio. This process must be repeated until the arrangement or plan satisfies the actual deferral percentage test under Section 4.8(b) or the actual contribution percentage test under Section 4.8(c), whichever is applicable.

If a Participating Employer makes additional contributions as described in Section 4.8(f)(3), the calculation described in Section 4.8(f)(1) shall be redone, and the excess elective contributions and excess aggregate contributions re-determined, before any re-characterizations or distributions are made pursuant to this subsection.

     (3) In the event that contributions for a Plan Year exceed the permissible contribution limitations of subsections (b), (c), or (e) hereof, a Participating Employer may make additional contributions on behalf of Covered Employees of the Participating Employer for that year who are not Highly Compensated Employees for that year until the actual deferral percentage or the actual contribution percentage of the Highly Compensated Employees for that year complies with subsections (b), (c), or (e) hereof. Contributions by the Participating Employer pursuant to this paragraph (3) shall be allocated equally among those Covered Employees. Contributions by the Participating Employer pursuant to this paragraph (3) shall be subject to the Vesting and Withdrawal Limitations that apply to elective contributions, except that amounts attributable to such contributions are not distributable merely on account of an individual’s Hardship.

     (4) In the event that contributions for a Plan Year exceed the permissible contribution limitations of subsection (b), the Administrator may, in its discretion, recharacterize the excess elective contributions, adjusted for any earnings or losses, as voluntary contributions made by Participants in accordance with this Article IV. Excess contributions may not be recharacterized after 2 1/2 months following the end of the Plan Year to which the recharacterization relates. Recharacterized contributions are includible in a Participant’s gross income on the earliest dates any elective contributions made on behalf of the Participant for the Plan Year would have been received by the Participant had the Participant originally elected to receive the amounts in cash. These recharacterized amounts are subject to the contribution limitations in subsection (c) hereof for that Plan Year. If a Participating Employer re-characterizes any excess elective contributions, the amount of re-characterizations shall reduce the total of excess elective contributions that would otherwise have to be distributed as described in Subsection (f)(5). Such re-characterizations shall be made on the same basis as the amounts would be distributed if they were not re-characterized.

     (5) If the contributions for a Plan Year exceed the permissible contribution limitations contained in subsections (b), (c), or (e) hereof after any steps taken pursuant to paragraphs (3) and (4) of this subsection (f), the Administrator shall direct the Trustees to distribute to the appropriate Highly Compensated Employee the excess contributions, from such accounts as it shall determine, adjusted for any earnings or losses attributable to the Plan Year and the period from the end of the Plan Year to the date of the distribution. These distributions must be made after the end of the Plan Year for which the excess contributions were made and within 12 months after the end of such Plan Year. The earnings or losses allocable to such excess contributions shall be determined in accordance with any reasonable method for computing the income or losses allocable to excess contributions, provided the method does not violate Section 401(a)(4) of the Code and is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year and is used for allocating income to Participants’ Accounts. However, income or losses may be allocated in accordance with the following rules:

     (A) The net earnings or losses allocable to the excess contributions for the Plan Year are determined by multiplying the earnings or losses for the Plan Year and the gap period described in subparagraph (A)(ii) allocable to Before Tax Contributions, Cash or Deferred Contributions and contributions treated as elective contributions under subsection (b) hereof, or to voluntary contributions, matching contributions, and contributions treated as matching contributions under subsection (c) hereof, as the case may be, by a fraction. The numerator and denominator of the fraction are as follows:

     (i) The numerator is the amount of excess contributions made by or on behalf of a Participant for the Plan Year; and

     (ii) The denominator is the sum of (a) the total account balance of the Participant attributable to Before Tax Contributions, Cash or Deferred Contributions and other contributions treated as elective contributions under subsection (b) hereof, or voluntary contributions, matching contributions, and other contributions treated as matching contributions under subsection (c) hereof, as the case may be, as of the beginning of the Plan Year; and (b) the Participant’s elective contributions and amounts treated as elective contributions, or employee and matching contributions, and amounts treated as matching contributions for the Plan Year and for the period between the end of the Plan Year and the distribution date (“gap period”).

     (B) As an alternative, the calculation in subsection (f)(5)(A) may be altered so that the net earnings or losses for the gap period described in subsection (f)(5)(A)(ii) may be determined to be equal to 10 percent of the net earnings or losses calculated under subsection (f)(5)(A) for the Plan Year multiplied by the number of calendar months that have elapsed since the end of that Plan Year. If a distribution is made after the 15th day of a month, that month will be treated as having elapsed for purposes of making this calculation. Otherwise, the month in which a distribution is made will be disregarded.

The excess elective contributions and excess aggregated contributions shall be distributed by reducing the elective contributions or aggregate contributions of the Highly Compensated Employees, beginning with the elective contributions or aggregate contributions of the Highly Compensated Employee with the highest amount of elective contributions or highest amount of aggregate contributions, as the case may be, to the extent required to (i) enable the arrangement or plan to distribute all excess elective contributions or excess aggregate contributions, or (ii) cause such Highly Compensated Employee’s amount of elective contributions or aggregate contributions to equal the amount of such contributions of the Highly Compensated Employee with the next highest amount of elective contributions or aggregate contributions. This process must be repeated until the arrangement or plan has distributed all excess contributions or excess aggregate contributions as the case may be.

If excess Participating Employer contributions are forfeitable, these contributions may be used to reduce Participating Employer contributions made on behalf of the remaining Participants. A distribution or forfeiture of excess contributions must be made after the end of the Plan Year in which the excess occurred and before the end of the following Plan Year.

     (6) The amount of the excess Pre-Tax Contributions that are either recharacterized or distributed with respect to a Participant for a Plan Year will be determined without regard to any excess pre-tax contributions previously distributed to the Participant in accordance with Section 4.2 hereof, for the calendar year ending with or within such Plan Year.

     (7) If the Administrator fails to correct the excess contributions made by a Participating Employer, as determined under subsections (b), (c), or (e) hereof within 2 1/2 months after the end of the Plan Year for which the excess contributions were made, the Participating Employer may be subject to a 10 percent excise tax with respect to the amount of the excess.

     (8) Excess Aggregate Contributions which are Matching Contributions made on behalf of a Participant (and earnings or losses attributable to those contributions determined by the Administrator in a manner consistent with the prior provisions of paragraph (5) of this subsection) which are not Vested shall be forfeited and such contributions (and such earnings) which are Vested shall be distributed. The Participant’s Participating Employer shall use amounts forfeited pursuant to this paragraph as soon as administratively feasible to reduce subsequent Matching Contributions. Amounts that are to be distributed pursuant to this paragraph shall be distributed as provided for excess aggregate contributions.

     (9) A distribution or forfeiture of excess contributions must be made after the end of the Plan Year in which the excess occurred and before the end of the following Plan Year.

     (g) The determination of the amount of excess contributions with respect to this Plan shall be made by:

     (1) first determining excess deferrals as provided under Section 402(g) of the Code;

     (2) then determining excess contributions as provided under Section 401(k) of the Code; and

     (3) then determining excess contributions as provided under Section 401(m) of the Code.

     (h) The changes made by this section shall be effective for Plan Years beginning on or after January 1, 1997, except as otherwise provided in this section. The Administrator shall maintain records demonstrating compliance with this section.

     (i) Consistent with Section 410(b)(4)(B) of the Code, the Administrator may elect to separately satisfy the requirement of Section 410(b) of the Code for Employees of a Participating Employer who have not met the minimum age and service requirements described in Section 410(a) of the Code. For Plan Years beginning after December 31, 1998, if such election is made, the Plan Administrator may in applying the tests described in this section exclude from consideration all Covered Employees of the Participating Employer (other than Highly Compensated Employees of the Participating Employer) who have not met such minimum age and service requirements.

     (j) Notwithstanding the prior provisions of this section, Section 4.6 (c) shall not apply to Employees under a collectively bargained portion of this Plan (as described in Section 1.401(m)-1(a)(3) of Treasury Regulations). Further, Section 4.6(b) and the subsequent subsections of this section prior to this subsection shall apply separately to Employees under such a collectively bargained portion of this Plan.

     Section 4.7. Payroll Deduction of Contributions. Pre-Tax Contributions and After-Tax Contributions shall be made in the form of payroll deductions. The Administrator shall establish uniform and nondiscriminatory rules regarding such payroll deductions.

     Section 4.8. Time for Payment of Contributions.

     (a) All Pre-Tax Contributions or After-Tax Contributions withheld during a month pursuant to Section 4.7 shall be transmitted by the applicable Employer to the Administrator or, pursuant to the direction of the Administrator, directly to the Trustee in time to reach the Trustee within any time limit required by applicable Code or Regulations.

     (b) Matching Contributions made for a Plan Year by a Participating Employer shall be paid to the Trustee no later than the date, including any extension thereof, provided by law for the filing of the Participating Employer’s federal income tax return for its fiscal year in which that Plan Year ends. Matching Contributions may be made monthly based on Pre-Tax Contributions and After-Tax Contributions made throughout the Plan Year.

     Section 4.9. Advance Contributions. In the event that a contribution is made during a Valuation Period prior to the Valuation Date which ends that period, the Administrator may direct the Trustee to hold such advance contributions as part of a separate Investment Fund or Funds until said Valuation Date. The changes in value of such separate funds shall not be allocated against the Trust Fund as a whole but shall be attributable to the amount of the contribution which is to be allocated as of said Valuation Date or a previous Valuation Date. If any such contribution is not to be allocated until a later Valuation Date, then such contribution shall continue to be held as a separate Investment Fund until the Valuation Date as of which it is to be allocated and the change in value of such separate fund shall not be allocated against the Trust Fund as a whole but shall be attributed to the contribution which is to be allocated as of said Valuation Date.

     Section 4.10. Correcting Contribution. If an erroneous failure to allocate amounts to or an erroneous forfeiture of a Participant’s Account has occurred in a prior Plan Year, the Participant’s Participating Employer may, at its election, and in lieu of reallocating the earlier contribution or forfeiture, make a correcting contribution for the Account of such Participant. The correcting contribution may include an amount attributable to actual investment gains attributable to amounts to which the contribution relates. Such a contribution shall be allocated to the Participant’s Account as of the first Valuation Date that is coincident with or immediately follows the date of the contribution.

     Section 4.11. Contributions Conditioned Upon Deductibility. A Participating Employer’s contributions made under this Plan shall be conditioned upon deductibility under the provisions of the Code for each fiscal year of the Participating Employer. In the event an Employer makes a contribution to the Plan which is not deductible, such contribution will be returned to such Employer pursuant to Section 14.2(b)(1).

     Section 4.12. Common Stock Contributions. Subject to the limitations in Sections 4.11 and 5.2, each Plan Year a Participating Employer shall contribute Toro Common Stock or cash sufficient to purchase such stock to the Plan on behalf of certain Qualified Employees of the Participating Employer determined as follows:

     (a) As of December 31, 1995, one share of Toro Common Stock or cash sufficient to purchase such a share shall be contributed on behalf of each person who is a Qualified Employee of the Participating Employer as of that date.

     (b) As of December 31, 1995, one share of Toro Common Stock or cash sufficient to purchase such a share shall be contributed on behalf of each person who is a Qualified Employee of the Participating Employer as of that date.

Contributions under this section shall be designated as Common Stock Contributions.

ARTICLE V.
Allocation of Contributions

     Section 5.1. Allocation of Contributions.

     (a) As of each Valuation Date, all Pre-Tax Contributions, After-Tax Contributions, and Rollover Contributions made on behalf of a Participant, which have been remitted to the Trustee since the immediately preceding Valuation Date, shall be allocated to the appropriate Account of the Participant described in Section 6.1.

     (b) As of the last day of each Plan Year, Matching Contributions of a Participating Employer for such Plan Year which have been made on behalf of a Contributing Participant shall be allocated by the Administrator (or the Trustee upon the direction of the Administrator) to the appropriate Account of such Contributing Participant. Alternatively, in the discretion of the Administrator, if Matching Contributions are made throughout such Plan Year, allocations of those contributions may be made as of Valuation Dates during the Plan Year.

     (c) Any contribution by a Participating Employer for a Plan Year which has not been allocated under the preceding provisions of this section and has been made on behalf of a Covered Employee shall be allocated by the Administrator (or the Trustee upon the direction of the Administrator) to the appropriate Account of such Covered Employee.

Section 5.2. Limitations on Annual Additions.

(a) For purposes of this Section 5.2:

     (1) “Annual additions” means, for each limitation year, the sum of:

     (A) contributions by a Participating or Related Employer to this Plan or any other qualified defined contribution retirement plan;

     (B) any forfeitures allocated to a Participant under such plan;

     (C) any contribution to such a plan by the Participant; and

     (D) for purposes of the dollar limitation under subsection (b) of this Section 5.2, any contributions by a Participating or Related Employer allocated in years beginning after March 31, 1984, to an individual medical benefit account as defined in Section 415(l)(2) of the Code for a Participant under any pension or annuity plan, or in the case of a key employee (as defined in Section 416 of the Code), any contribution by a Participating Employer and a Related Employer allocated in limitation years beginning after 1985 on the Participant’s behalf to a separate account established for the purpose of providing post-retirement medical benefits as described in Section 419(A)(d)(2) of the Code.

“Annual Additions” shall include excess deferrals, excess contributions or excess aggregate contributions (as those terms are used in Section 1.415-6(b)(1)(ii) of the Treasury Regulations), unless an exception applies. The term “annual additions” shall not include any investment earnings allocable to a Participant, any rollover contributions of the type described in Section 4.5 hereof (including any amounts transferred directly to the Trustee from another qualified plan), Pre-Tax Contributions distributed under 5.2(f), or payments of principal and interest on any loan made to a Participant under the terms of the Plan (should loans be permitted). Also, contributions made pursuant to Section 4.10 shall be considered “annual additions” only as provided under Section 1.415-6(b)(2)(ii) of the Treasury Regulations.

     (2) “Earnings” means amounts paid to or accrued for a Participant by the Participating and Related Employers for a limitation year, including salary and wages, overtime pay, bonuses, commissions, and taxable fringe benefits, but shall not include amounts contributed by a Participating Employer (including elected amounts deferred under an arrangement described in Section 401(k) of the Code) under the Plan or any other plan of the Participating Employer or any Related Employer or any nonqualified fringe benefits which are nontaxable to employees. Effective for limitation years beginning after December 31, 1997, earnings will include any elective deferral (as defined in Section 402(g)(3) of the Code) and any amount which is contributed or deferred by the Participant’s Employer at the election of the Participant by reason of Section 125 or Section 457 of the Code. The determination of Earnings shall be made in accordance with Section 415(c)(3) of the Code and Section 1.415-2(d)(1) of the Regulations. It is understood that those sections include remuneration of an Employee received from a Participating Employer while the Employee is a non-resident alien even if that remuneration is not considered earned income (within the meaning of Section 911(d)(2) of the Code) which constitutes income from sources within the United States (within the meaning of Section 861(a)(3) of the Code). For limitation years beginning on and after January 1, 2001, earnings shall include elective amounts that are not includible in the gross income of the employee by reason of Section 132(f)(4) of the Code.

     (3) “Excess amount” means the amount credited or allocated to a Participant in excess of the limits allowable under Section 5.2(b) or 5.2(c).

     (4) “Limitation year” means the Plan Year.

     (5) “Minimum accrued benefit” means a Participant’s accrued benefit under a defined benefit retirement plan maintained by a Participating or Related Employer in which the individual is a participant determined as of the end of the last limitation year of such plan beginning before 1987, computed without regard to any changes in the provisions of such plan after May 5, 1986, and without regard to any subsequent cost of living adjustments under the plan.

     (6) “Projected annual retirement benefit” means the annual benefit to which a Participant would be entitled under the provisions of a defined benefit retirement plan maintained by a Participating or Related Employer in which the individual is a participant, based on the assumptions that the Participant continues employment until the Participant’s normal retirement age, that the Participant’s earnings continue at the same rate as in effect in the plan’s limitation year under consideration until the Participant’s normal retirement age, and that all other relevant factors used to determine benefits under the plan as of the current limitation year of such plan remain constant for all such future limitation years.

     (7) “Social security retirement age” means a Participant’s retirement age under Section 216(l) of the Social Security Act determined without regard to the age increase factor under that Section as if the early retirement age under paragraph (2) thereof were 62.

     (b) Annual additions credited to any Participant for any limitation year beginning after 1986, under this Plan and any other qualified defined contribution retirement plan maintained by any Participating Employer or Related Employer, shall not exceed an amount equal to the lesser of:

     (1) 25 percent of the Participant’s earnings for the limitation year, or

     (2) $30,000 (this amount shall be adjusted as provided in Section 415(d) of the Code), except that such dollar limitation shall be reduced for a short limitation year which occurs on account of a short Plan Year (the dollar limitation for the short limitation year will equal the otherwise applicable dollar limitation multiplied by the ratio of the number of months in the short limitation year over twelve (12)).

(c) (1) Effective for all limitation years beginning after 1986, if any Participant is covered at any time under a qualified defined benefit retirement plan maintained by a Participating or Related Employer, the sum of the defined contribution fraction as described in subparagraph (A) below, as modified by subparagraph (C) below, and the defined benefit fraction as described in subparagraph (B) below shall not exceed l.0:

     (A) Except as otherwise provided in Section 5.2(c)(2) hereof, the numerator of the defined contribution fraction shall be the sum of the annual additions credited to the Participant for all limitation years (determined with respect to each year under rules which governed the crediting of annual additions for such year) determined as of the end of the limitation year, and the denominator shall be the sum of the lesser of the following amounts computed for each limitation year of the Participant’s service with a Participating or Related Employer as of the end of the limitation year including limitation years when the individual was not a Participant either because the individual was not eligible to participate or because a Participating Employer did not maintain a defined contribution plan:

     (i) 125 percent of the defined contribution dollar limitation in effect for such limitation year; or

     (ii) 35 percent of the Participant’s earnings for the limitation year.

     (B) The numerator of the defined benefit fraction shall be the Participant’s projected annual retirement benefit under any qualified defined benefit retirement plan of the Participating and Related Employers, determined as of the end of the limitation year, and the denominator shall be the greater of:

     (i) the Participant’s minimum accrued benefit; or

     (ii) the lesser of:

     (a) 125 percent of $90,000 (or, for purposes of benefits commencing before or after the social security retirement age, the actuarial equivalent of such amount), as adjusted under Section 5.2(d) hereof; or

     (b) subject to Section 5.2(d) hereof, 140 percent of the Participant’s projected average earnings for the Participant’s three consecutive highest paid limitation years.

     (C) At the election of the Administrator, with respect to any limitation year ending after 1982, the denominator of the defined contribution fraction of each Participant for all limitation years ending before 1983 shall be an amount equal to the product of:

     (i) the denominator of the defined contribution fraction for the limitation year ending in 1982 (computed under the provisions of Section 415(e)(3)(B) of the Code as in effect for such limitation year), multiplied by

     (ii) a fraction, the numerator of which is the lesser of $51,875 or 35 percent of the earnings paid to the Participant for the limitation year ending in 1981, and the denominator of which is the lesser of $41,500 or 25 percent of the earnings paid to the Participant for the limitation year ending in 1981.

     (2) The numerator of the defined contribution fraction as computed under Section 5.2(c)(1)(A) hereof as determined on the first day of the limitation year beginning in 1987, shall be reduced by an amount specified under applicable regulations under Section 415 of the Code so that the sum of the defined benefit fraction and the defined contribution fraction that is calculated on that date does not exceed l.0. This paragraph (2) shall apply only if the defined contribution and defined benefit plans maintained by the Participating Employer and any Related Employer satisfied the requirements of Section 415 of the Code for the last limitation year beginning before 1987.

     (3) The preceding provisions of this Section 5.2(c) shall cease to be effective for limitation years beginning after December 31, 1999, with respect to Participants who incur at least one Hour of Service for a Participating Employer or Related Employer in such a limitation year.

(d) (1) The dollar limitation referred to in Section 5.2(c)(1)(B)(ii) hereof shall be adjusted after 1987 in accordance with applicable regulations under Section 415 of the Code for increases in the cost of living.

     (2) In the case of a Participant who has terminated the Participant’s employment with the Participating Employer, the amount of the Participant’s average earnings described in Section 5.2(c)(1)(B)(ii) hereof shall be annually adjusted by multiplying that amount by a fraction with a numerator equal to the adjusted dollar limitation set forth in Section 5.2(b) hereof for the limitation year in which this adjustment is being made and the denominator equal to the adjusted dollar limitation stipulated under that Section 5.2(b) hereof for the limitation year in which the Participant terminated employment. When an adjustment is made hereunder in the case of a Participant who terminated employment prior to 1974, the denominator utilized in the applicable fraction shall be determined in accordance with rates prescribed by the Commissioner of Internal Revenue.

     (3) If a Participating or Related Employer maintains a qualified defined benefit retirement plan which provides for any post-retirement ancillary benefits (other than a qualified joint and survivor annuity with the Participant’s spouse), the denominator referred to in Section 5.2(c)(1)(B) hereof shall be adjusted in accordance with applicable regulations under Section 415 of the Code.

     (4) The preceding provisions of this Section 5.2(d) shall cease to be effective for Plan Years beginning after December 31, 1999, with respect to Participants who incur at least one Hour of Service for a Participating Employer or Related Employer in such a Plan Year.

     (e) If an excess amount is determined for any limitation year by the Administrator, such excess amount shall be treated as follows:

     (1) First, any non-deductible voluntary contributions made to this Plan or any other qualified retirement plan maintained by a Participating or Related Employer, to the extent that the return thereof would reduce such excess amount, shall be returned to the Participant.

     (2) Any remaining excess amount shall be attributed to, and treated in accordance with the provisions of, the qualified retirement plan or plans maintained by a Participating or Related Employer in the following order:

     (A) any qualified defined benefit retirement plans;

     (B) any qualified 401(k) retirement plans and profit sharing plans;

     (C) any qualified stock bonus retirement plans;

     (D) any qualified target benefit retirement plans;

     (E) any qualified money purchase retirement plans.

(3) Any excess amount which is attributed to this Plan shall be treated as follows:

     (A) If the Participating Employer’s contribution for the limitation year has not been made, the amount that would otherwise be contributed to the Plan shall be reduced by such excess amount;

     (B) If the Participating Employer’s contribution for the limitation year has been made, any remaining excess amount which is contributed under conditions described in Section 14.2 hereof shall be returned to the Participating Employer in accordance with said Section 14.2. Any excess amount that remains attributed to this Plan after the return of contributions to the Participating Employer shall be set aside in a suspense account. The amount placed in the suspense account shall be allocated to the Plan Participants during the next limitation year (and for each succeeding limitation year, as necessary) by reducing future contributions by the Participating Employer (including allocations of any forfeitures) which would otherwise be allocated to the accounts of such Participants.

     (f) Notwithstanding any distribution limitations or requirements contained in the Plan (including Section 5.2(e)(3)(B)), if for any limitation year described in Section 5.2 the limitation described in Section 5.2(b) would otherwise be exceeded with respect to any Participant, the Participant’s Annual Additions shall be reduced under this paragraph after making adjustments under Section 5.2(e)(3)(A), but before making adjustments under Section 5.2(e)(3)(B), to the extent necessary to reduce the Participant’s Annual Additions to the level permitted in Section 5.2(b). The reduction shall occur by distributing to the Participant elective deferrals (as defined in Treasury Regulation Section
1.415-6(b)(6)(iv)) made for that limitation year by the Participant to the extent that the distribution of such elective deferrals reduces such excess Annual Additions. Such distribution shall be made as soon as administratively possible after that limitation year and within any time period required by regulations under Section 415 of the Code.

     (g) If elective deferrals are distributed to any Participant under the prior subsection for a Plan Year, earnings or losses allocable to such distributed elective deferrals for such Plan Year shall also be distributed to the Participant at the same time. Such earnings and losses shall be determined in accordance with any reasonable method for computing the income or losses allocable to such distributed elective deferrals provided the method does not violate Section 401(a)(4) of the Code and is used consistently for all Participants and for all such corrective distributions under the Plan for the Plan Year and is used for allocating income to Participant Accounts. However, the net earnings or losses allocable to such distributed elective deferrals for the Plan Year may be determined by multiplying the earnings or losses for the Plan Year allocable to Pre-Tax Contributions and contributions treated as elective contributions under Section 4.6(b) by a fraction with respect to which:

     (1) The numerator is the amount of such distributed elective deferrals; and

     (2) The denominator is the sum of (i) the portions of the account balance of the Participant attributable to Pre-Tax Contributions and other contributions treated as elective contributions under Section 4.6(b), as of the beginning of the Plan Year and (ii) the Participant’s Pre-Tax Contributions and amounts treated as the Participant’s elective contributions under Section 4.6(b), for the Plan Year.

     (h) If non-deductible voluntary contributions are distributed to any Participant under Section 5.2(e)(1) for a Plan Year, earnings or losses allocable to such distributed voluntary contributions for such Plan Year shall also be distributed to the Participant at the same time. Such earnings and losses shall be determined in accordance with any reasonable method for computing the income or losses allocable to such distributed voluntary contributions provided the method does not violate Section 401(a)(4) of the Code and is used consistently for all Participants and for all such corrective distributions under the Plan for the Plan Year and is used for allocating income to Participant Accounts.

     (i) Notwithstanding the prior provisions of this section, the methods of reduction described in Subsections (e)(3), (f), or (g) above may only be used if the reductions are due to forfeitures, a reasonable error in estimating Compensation, a reasonable error in determining the amount of elective deferrals (within the meaning of Section 402(g)(3)) which may be made without causing the limits of this section to be exceeded, or other causes permitted by applicable Regulations.

     Section 5.3. Data for Administration. Each Participating Employer shall prepare and send to the Administrator (or the Trustee at the direction of the Administrator) any data required by the Administrator in connection with determination of any allocations to be made under the Plan.

ARTICLE VI.
Interest in Fund

     Section 6.1. Individual Accounts.

     (a) The Administrator (or the Trustee upon the direction of the Administrator) shall maintain an individual account for each Participant that shall show the amount of the Participant’s beneficial interest in the Trust Fund. Each Participant’s individual account shall be divided into the following Accounts (each such Account may have further subaccounts as provided in this Plan or as needed):

     (1) Pre-Tax Contributions Account, which shall show the amount of the Participant’s interest in the Trust Fund derived from Pre-Tax Contributions:

     (2) After-Tax Contributions Account, which shall show the amount of the Participant’s interest in the Trust Fund derived from After-Tax contributions;

     (3) Matching Contributions Account, which shall show the amount of the Participant’s interest in the Trust Fund derived from Matching Contributions made on and after August 1, 1995;

     (4) Rollover Contributions Account, which shall show the amount of the Participant’s interest in the Trust Fund derived from Rollover Contributions;

     (5) Common Stock Contributions Account, which shall show the amount of the Participant’s interest in the Trust Fund derived from Common Stock Contributions; and

     (6) Such further Accounts as may be established by the Administrator.

     (b) Contributions or transfers to the Plan on behalf of a Participant shall be credited to the appropriate Account described in Section 6.1(a) on the date provided in Section 5.1. Such Accounts shall also be adjusted as provided in Section 6.2 and shall be reduced by any disbursements made pursuant to Article VII.

     (c) A separate subaccount shall be established as part of such Accounts as the Administrator may determine in order to account for the contributions made to those Accounts. Subaccounts may be necessary to account for assets described in Section 7.2(a).

     Section 6.2. Determination and Allocation of Changes in Value. For purposes of determining the change in the value of each Investment Fund and allocating that change in value among the Accounts of which some portion is invested in such Investment Fund, the following steps shall be taken:

     (a) The Administrator (or the Trustee upon the direction of the Administrator) shall determine the fair market value of each Investment Fund as of each Valuation Date, and the value so determined shall be deemed to be the value of said Investment Fund on said Valuation Date. The difference between the value of said Investment Fund on said Valuation Date and the sum of:

     (1) all contributions which have been made to the Trust during the Valuation Period ending upon said Valuation Date and which have been invested in said Investment Fund; and

     (2) any portion of any Account transferred to said Investment Fund during said Valuation Period; and

     (3) the value of said Investment Fund on the next preceding Valuation Date (not including Employer contributions made subsequent to that date but allocated as of such date or a previous Valuation Date and invested in said Investment Fund); minus

     (4) all disbursements and distributions from said Investment Fund during the Valuation Period (either to Participants or their Beneficiaries or to another Investment Fund),

shall be the net increase or decrease in the value of said Investment Fund for the Valuation Period.

     (b) The net increase or decrease in the value of said Investment Fund for said Valuation Period shall be allocated to each Account of which a portion is invested in said Investment Fund in the proportion that the “Adjusted Portion” of such Account as of the Valuation Date ending said Valuation Period bears to the total of the Adjusted Portions of each such Account as of said Valuation Date. In addition, there shall be a pro rata division of each such allocation amongst the subaccounts (if any) of each such Account.

     (c) The “Adjusted Portion” of a Participant’s Account as of any Valuation Date shall be the difference between the value of the portion of the Participant’s Account invested in said Investment Fund as of the next preceding Valuation Date and the sum of all disbursements made to the Participant or any of the Participant’s Beneficiaries or to another Investment Fund during the Valuation Period ending upon the Valuation Date as of which said Adjusted Portion is being determined.

     (d) In the event that Section 4.9 is applicable in any Plan Year, adjustments shall be made to the calculation described in the preceding provisions of this section so as to take account of the provisions of Section 4.9.

     (e) Notwithstanding the preceding provisions of this section, the Administrator may determine to allocate the portion of the net increase or decrease in value of an Investment Fund allocable to a Participant’s Account based on a modified definition of Adjusted Portion. Under that modified definition, as of the applicable Valuation Date, contributions (of a type selected by the Administrator) made during the relevant Valuation Period on behalf of the Participant may be added to the Participant’s Adjusted Portion determined before application of this subsection (e).

     (f) Notwithstanding the preceding provisions of this section, if any Investment Fund is invested solely in a stable income option such as a guaranteed investment contract, the increase or decrease in value of the contract describing that option over said Valuation Period shall not be computed and allocated as provided in said provisions but shall be computed and then allocated to the portion of each Participant’s individual account which was invested in such Investment Fund pursuant to the terms of the contract describing that option. In addition, if necessary, the Administrator shall establish appropriate additional procedures beyond those expressed in said contract for making such computation and allocation. Also, if the Administrator determines that the method of allocating changes in value with respect to any Investment Fund or Funds as provided in the preceding provisions of this Section 6.2 is inappropriate, such method shall not be followed and the Administrator shall select an appropriate method (which shall be uniform and nondiscriminatory) for allocating changes in value of the said Investment Fund over the applicable Valuation Period.

     (g) Suspense accounts described in Section 5.2 shall share in any change in value of an Investment Fund, unless the record-keeping system used for Plan administration requires otherwise.

     Section 6.3. Vesting.

     (a) Amounts contributed to a Participant’s account under Sections 4.2, 4.3, 4.5, 4.6, 4.10, and 4.12 together with income attributable thereto shall be 100 percent Vested (nonforfeitable) at all times.

     (b) Amounts contributed under Section 4.4 on and after January 1, 1996, together with income attributable thereto shall be vested in accordance with the following schedule:

     On completion of one year of Vesting Service, twenty percent (20%)

     On completion of two years of Vesting Service, forty percent (40%)

     On completion of three years of Vesting Service, sixty percent (60%)

     On completion of four years of Vesting Service, eighty percent (80%)

On completion of five years of Vesting Service, one hundred percent (100%) provided, however, that the Trust Fund Share of a Participant shall be 100 percent (100%) Vested no later than when the Participant reaches age 65 or, if earlier, the date such Participant dies prior to incurring a Termination of Service or incurs a Termination of Service on account of a Disability.

     (c) If a Participant incurs a Termination of Service, any portion of the Participant’s Trust Fund Share to which a Participant is not entitled shall be held in a suspense account (such suspense account shall be broken into subaccounts which shall correspond with and equal in number the Participant’s Accounts and subaccounts of those Accounts which contain forfeitable amounts) by the Trustee pending the Participant’s return as an Employee of a Participating Employer or Related Employer of that Participating Employer, or the Participant’s experiencing a Forfeiture Event. The disposition of such suspense account shall be as follows:

     (1) If the Participant returns as an Employee of a Participating Employer or Related Employer of a Participating Employer before the Participant experiences a Forfeiture Event, there shall be no forfeiture and such suspense account shall cease to exist unless a distribution has been made and Section 6.3(d) is applicable.

     (2) If such Participant experiences a Forfeiture Event before the Participant is rehired by a Participating Employer or Related Employer of a Participating Employer, all amounts held in the suspense account shall be forfeited and any balance remaining in any subaccount of the suspense account which are attributable to a contribution made by a Participating Employer shall be applied as soon as administratively possible to pay expenses incurred by the Plan or to reduce future contributions of such Participating Employer and the Administrator shall select the type of contribution which shall be reduced (unless those balances are used to restore amounts forfeited by others as provided in paragraph (4) below). Whether forfeited amounts are used to pay Plan expenses or to reduce future contributions is to be decided by the Plan Administrator in the Plan Administrator’s sole discretion. A Participant’s forfeited amounts may be restored as specified in paragraph (4) below.

     (3) If a Participant has a Vested Share, and the entire Vested Share has not been distributed to the Participant, a forfeiture shall not take place until the Participant has incurred five consecutive One-Year Breaks in Service. If the value of a Participant’s Vested benefit is zero, the Participant shall be deemed to have received a distribution of such Vested benefit.

     (4) If a Participant has incurred a Termination of Service and is later re-employed by a Participating Employer, and if the Participant had received a distribution of the Participant’s entire Vested Share prior to such re-employment, any portion of the Participant’s Trust Fund Share which was forfeited shall be restored if and when the Participant repays to the Trust the full amount distributed to the Participant provided that the Participant makes that repayment before the earlier of (A) five years after the date of the Participant’s re-employment, or (B) the close of the first period of five consecutive One-Year Breaks in Service commencing after the distribution. In the event a Participant did not have a Vested Share and is re-employed by a Participating Employer before the Participant has five consecutive One-Year Breaks in Service, the Participant’s Trust Fund Share which was forfeited shall be restored in full upon such re-employment. In each case, the restored amounts shall be unadjusted by any gains or losses which may have occurred subsequent to the Participant’s Termination of Service. Restoration shall be made using assets forfeited by other Participants under this Plan or contributions made for that purpose by the Participant’s Participating Employer which generated the contributions which were forfeited.

     (5) If any forfeited amounts are attributable to contributions made by an Employer that is no longer a Participating Employer, such amounts shall be applied in an equitable manner determined by the Administrator as if they were attributable to other Participating Employers.

     (d) Matching Contributions which relate to excess deferrals, excess contributions, or excess aggregate contributions (those terms are intended to have the meanings given them in Regulations under Section 401(k) of the Code which are distributed under Section 4.2 or Section 4.6 of the Plan and are not excess aggregate contributions (and earnings or losses attributable to those contributions determined by the Plan Administrator) will be forfeited. Forfeitures of excess aggregate contributions are described in Section 4.6 of the Plan. Forfeitures from a Participant’s Matching Contributions Account will be used to reduce Matching Contributions in the Plan Year in which forfeitures are deemed to occur.

     (e) If a distribution is made pursuant to Article VII of less than all of the portion of a Participant’s Account to a Participant who is not then fully Vested in such Account (as provided in this section), or amounts are restored under Section 6.3(c)(4), then a separate subaccount shall be established for the portion of the Participant’s Account which contains forfeitable amounts. Until the Participant forfeits amounts in the subaccount or becomes fully Vested under this section, whichever occurs first, the Participant’s Vested portion (X) of such subaccount at any relevant time shall be determined by the formula “X = P(B + (R x D)) – (R x D)” where “P” is the Vested percentage at such relevant time, “B” is the subaccount balance at the relevant time, “D” is the amount of the Participant’s subaccount which was previously distributed, and “R” is the ratio of the subaccount balance at the relevant time to the subaccount balance immediately after the distribution.

     Section 6.4. Inalienability of Interest. Neither the interest of a Participant or of any Beneficiary in the Trust Fund or the Participant’s Trust Fund Share nor any right to the disbursement of all or any part thereof shall be subject to voluntary or involuntary alienation or encumbrance of any kind in any manner. Any attempted alienation or encumbrance shall be wholly void. In case of any such attempt, the Trustee shall have the power upon the direction of the Administrator to terminate the interest or right to disbursement of the Trust Fund Share and to hold or apply it for the benefit of the Participant or (if the Participant be deceased) the Participant’s Beneficiary in accordance with the terms of the Plan. Nothing in this section shall be deemed to prevent the transfer of the Trust Fund to a successor Trustee. Further, this Section shall not apply to a Qualified Domestic Relations Order or to any offset permitted under Section 401(a)(13)(C) of the Code.

     Section 6.5. Termination of Interest. After there shall have been distributed to or for the benefit of a Participant or the Participant’s Beneficiary the entire portion of the Participant’s Trust Fund Share to which the Participant or Beneficiary is entitled, the Participant’s interest therein shall terminate.

ARTICLE VII.
Distribution to Participants

     Section 7.1. Right to Disbursements. A Participant who incurs a Termination of Service or, in the event of the Participant’s death, the Participant’s Beneficiary shall be entitled to a disbursement of the Participant’s Vested Share at such time and such manner as is provided in this Article VII.

     Section 7.2. Method of Disbursement.

     (a) A Participant’s Vested Share may be disbursed by any of the following methods as the person who is entitled to the distribution shall designate in writing or by another method permitted by the Administrator:

     (1) a single sum of cash; or

     (2) a series of installments (including installments of different amounts).

In the event that assets of another plan are transferred to this Plan on behalf of a Participant, any additional optional forms of distribution applicable to the transferred assets under the former plan shall be available with respect to the portion of the Participant’s Vested Share attributable to those transferred assets, but only to the extent they may not be eliminated or modified under applicable regulations to one of the above listed options. Also, any additional optional forms of distribution applicable to any assets of the Prior Plan held in a Participant’s Accounts shall continue to be available with respect to the portion of the Participant’s Vested Share attributable to such assets of the Prior Plan, but only to the extent they may not be eliminated or modified under applicable regulations to one of the above listed options.

     (b) If a Participant’s Vested Share exceeds $5,000 and the Participant hasn’t reached the latest date that distribution must commence to the Participant under Section 7.3 of the Plan, then the Participant must consent to any distribution of such Vested Share. However, such consent shall not be required in the event that the Participant’s Vested Share does not exceed such amount, and an Annuity Starting Date, if applicable, has not occurred.

     (c) If:

     (1) a Participant’s consent is required under subsection (b); and

     (2) if the Participant is married on the Participant’s Annuity Starting Date and the requirements of Section 7.4 of the Plan are applicable to the Participant;

then both the Participant and the Participant’s spouse (or where either the Participant or the Participant’s spouse has died, the survivor) must consent to any distribution of the Participant’s Vested Share (spousal consent shall be comparable to the spousal consent described in Section 7.4).

     (d) The following requirements apply with respect to distributions made on or after January 1, 1994:

     (1) The Administrator shall notify the Participant, and the Participant’s spouse if a spouse’s consent is required under subsection (c), of the right to defer any distribution until the latest date permitted under Section 7.3 of the Plan. Such notification shall include a general description of the material features and an explanation of the relative values of, the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of Section 417(a)(3) of the Code. Notwithstanding the foregoing, only the Participant need consent to the commencement of a distribution in the qualified joint and survivor annuity form described in Section 7.4 of the Plan prior to reaching such date. Furthermore, if payment in the qualified joint and survivor annuity form is not required with respect to the Participant pursuant to Section 7.4 of the Plan, only the Participant needs to consent to distribution of the Participant’s Vested Share prior to reaching such date. Neither the consent of the Participant nor the Participant’s spouse shall be required to the extent that a distribution is required to satisfy Section 401(a)(9) or Section 415 of the Code.

     (2) The Administrator shall also provide a written explanation to the Participant consistent with Section 402(f) of the Code that explains the right to make the election described under Section 7.11 of the Plan.

     (3) The Administrator shall provide each Participant with notice of the Participant’s rights specified in subsections (d)(1) and (d)(2) hereof no less than 30 days and no more than 90 days before the distribution date for the Participant. Consent of the Participant to the distribution in writing or by another method permitted by applicable rules or regulations and made available by the Administrator must not be made before the Participant receives the notice and must not be made more than 90 days before such distribution date.

     (4) If a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, or if any notice requirement under such sections which is applicable to the Participant has been satisfied, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

     (A) the Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

     (B) the Participant, after receiving the notice, affirmatively elects a distribution.

     (e) Notwithstanding any provision of the Plan to the contrary, to the extent that any optional form of benefit under this Plan permits a distribution to a Participant prior to the Participant’s death, disability, or Termination of Service, and prior to termination of the Plan, the optional form of benefit is not available with respect to benefits attributable to assets (including the post transfer earnings thereon) and liabilities that are transferred, within the meaning of Section 414(l) of the Code, to the Plan from a money purchase pension plan or target benefit plan qualified under Section 401(a) of the Code (other than any portion of those assets and liabilities attributable to voluntary employee contributions).

     Section 7.3. Distribution Requirements.

     (a) Any person entitled to the disbursement of a Participant’s interest in the Trust Fund shall make application for such disbursement with the Administrator in writing or by another method required or made available by the Administrator, and shall furnish such data in support of the application as the Administrator may reasonably require for the proper administration of the Plan. The disbursement shall be made or shall begin as soon as administratively feasible after such application with all such supporting data has been provided to the Administrator. The amount to be distributed shall be determined as of a Valuation Date that follows such application and is on or as close to but before the date of distribution as is administratively feasible under the circumstances applicable to the distribution. Notwithstanding the prior provisions of this subsection (a), distribution shall not be made later than a date required by subsection (b) or subsection (c) and if distribution must be made by such a date, the amount to be distributed shall be determined as of a Valuation Date on or as close to but before the date of distribution as is administratively feasible under the circumstances applicable to the distribution. Notwithstanding the prior provisions of this subsection (a), in order to ease administration of distributions, the Administrator may specify that the amounts to be distributed shall be determined as of a limited number of valuation dates selected by it in a nondiscriminatory manner. If any application for disbursement is denied, the Participant or the Participant’s spouse or Beneficiary may take advantage of the claims procedures provided in Article VIII.

(b) (1) Subject to Section 7.3(c) and unless the Participant elects otherwise under subsection (b)(2), the payment of the Participant’s Vested Share, other than a death benefit, shall begin no later than the 60th day following the close of the Plan Year in which the latest of the following events occurs:

     (A) The Participant’s Normal Retirement Date; and

     (B) The date the Participant incurs a Termination of Service.

     (2) Subject to Section 7.3(c), a Participant may elect to have payment of the Participant’s Vested Share begin after the date prescribed under subsection (b)(1) above by:

     (A) submitting to the Administrator a written statement, signed by the Participant, or

     (B) by another method permitted by applicable rules or regulations and provided by the Administrator,

specifying the date to which the Participant wishes the commencement of the payment of the Participant’s Vested Share to be deferred and furnishing such other information as the Administrator may reasonably require. Such Participant shall be deemed to have made such election if the Participant fails to consent to a distribution by the day described in Subsection (b)(1).

     (c) Effective in 1997, distributions to any Participant, other than a five percent owner (as defined in Section 13.5(e)), under the Plan shall commence no later than the later of the April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2 or the date the Participant incurs a Termination of Service. A Participant who is not a five percent owner may elect to have the benefit distribution commence on or after the April 1 of the calendar year following the year in which the Participant attains age 70 1/2. Benefit distributions to a Participant who is a five percent owner must commence by the April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2.

     (d) After the first distribution in accordance with any periodic payment method, additional payments must be made no later than each subsequent December 31 during the distribution period if distributions are required to be made annually pursuant to Section 401(a)(9) of the Code; provided, however, if the method of distribution selected by the Participant is an annuity for one or more lives (or a life annuity with a period certain not exceeding 20 years), additional payments need not be made until the next scheduled annuity payment.

     (e) The method of distribution elected under Section 7.2(a) is subject to the following rules at the time distributions are required to begin pursuant to Section 7.3(c) or, if earlier, at the time the Participant irrevocably elects to receive payments in the form of an annuity:

     (1) The entire interest of the Participant shall be distributed, in accordance with applicable Regulations, over the life of the Participant, or over the joint and last survivor lives of the Participant and any Beneficiary, or over a period not extending beyond either the life expectancy of the Participant or the joint and last survivor life expectancy of the Participant and any Beneficiary.

     (2) If the payments are to be measured by the joint and last survivor life expectancy of the Participant and the spouse of the Participant, each periodic payment to be made to the Beneficiary shall not be greater than each periodic payment to be made to the Participant. For calendar years beginning after December 31, 1988, the amount to be distributed each year, beginning with distributions for the first distribution calendar year shall not be less than the quotient obtained by dividing the Participant’s benefit by the lesser of (A) the applicable life expectancy or (B) if the Participant’s spouse is not the designated Beneficiary, the applicable divisor determined from tables set forth in applicable Regulations (which are Section 1.401(a)(9)-2 of the proposed Treasury Regulations at the time of the preparation of this document). Distributions after the death of the Participant shall be distributed using the applicable life expectancy as the relevant divisor without regard to such Regulations.

     (3) The Beneficiary shall receive benefit payments under a method of distribution that is at least as rapid as the method under which the Participant was receiving benefit payments.

     (4) The life expectancy of a Participant or a Beneficiary shall be based on the individual’s attained age in the calendar year for which distributions are required to begin. Life expectancies shall be determined by using Tables V and VI contained in Section 1.72-9 of the Treasury Regulations. If the form of payment selected by the Participant is not an annuity, the life expectancy of the Participant or the Participant’s spouse or the joint and last survivor life expectancy of the Participant and the Participant’s spouse may be recalculated annually. Any election to recalculate life expectancy must be made no later than the date on which distributions begin in accordance with rules established by the Administrator. Once payments begin, the election becomes irrevocable. If the Participant has elected to have a recalculation of life expectancy, life expectancy will be based upon the attained age of the applicable individual in each succeeding year in which a distribution occurs. In the event the Participant fails to make an election, life expectancy will not be recalculated. If life expectancy is not to be recalculated and the form of payment selected by the Participant is not an annuity, life expectancy will be determined as of the time when distributions commence, and the amount required to be paid for any calendar year will be based on the number of years so determined reduced by the number of entire years that have elapsed since distributions commenced.

     (5) If the method of distribution selected by the Participant is an annuity, payments must be made on an annual or more frequent basis. Annuity payments for a period certain may not be extended after payments have begun. Except as provided in applicable Regulations (which are Sections 1.401(a)(9)-1 and 2 of the proposed Treasury Regulations at the time of the preparation of this document), annuity payments must be nonincreasing.

     (6) The provisions of Section 7.5 apply when determining a Beneficiary for purposes of applying the rules contained in this Section 7.3(e). The provisions of Section 7.5 also apply when determining distributions to a Beneficiary.

     (f) Anything herein to the contrary notwithstanding, but subject to the consent requirement referred to in Section 7.2(b), effective January 1, 1998, if the amount to which the Participant is entitled does not exceed $5,000, the Administrator shall direct the Trustees to distribute the entire amount to which the Participant is entitled in a lump sum payment; provided, however, that such payment is made no later than the Participant’s Annuity Starting Date.

     (g) No distribution may be made from a Participant’s Pre-Tax Contribution Account or any Account comprised of Matching Contributions or non-elective contributions which are treated as elective contributions in accordance with the provisions of Section 4.8 except under one of the following circumstances:

     (1) Such Participant’s separation from service, death, or disability;

     (2) Such Participant’s attainment of age 59 1/2;

     (3) The avoidance or alleviation of financial hardship (in the case of contributions to which Section 402(e)(3) of the Code applies);

     (4) The termination of this Plan without the establishment of a successor plan within the meaning of Treasury Regulation Section 1.401(k)-1(d)(3);

     (5) The sale or disposition by such Participant’s Employer of at least 85% of the assets used by such Employer in a trade or business to an unrelated corporation which does not maintain the Plan, but only if such Participant continues employment with the corporation acquiring the assets and only if such Employer continues to maintain this Plan; or

     (6) The sale or disposition of such Participant’s Employer by the Adopting Employer of its interest in the Participant’s Employer to an unrelated entity which does not maintain the Plan, but only if such Participant continues employment with such Employer and only if the Adopting Employer continues to maintain this Plan.

This Section 7.3(g) does not apply to distributions of excess deferrals or excess contributions (those terms are intended to have the meaning given them in Regulations under Section 401(b) of the Code), or excess Annual Additions described in Section 5.2(f) of the Plan. To be treated as an event described in Sections

7.3(h)(4), (5), and (6), the Participant must receive a lump sum distribution (as defined in Section 401(k)(10)(B)(ii) of the Code) and, in the case of the latter two sections, the distribution must be made in connection with the disposition.

The prior provisions of this Section 7.3(h) do not establish any right to a distribution. However, distribution may be made to a Participant under the terms of this article if either Section 7.3(h)(5) or Section 7.3(h)(6) would permit distribution to be made to the Participant under this Plan.

     (h) If a Participant made a written election within the time permitted by law to receive retirement benefits in a manner consistent with the terms of this Plan in effect on December 31, 1983, such election, unless subsequently revoked, shall determine the manner in which the Participant’s distributions are made. If an amount is transferred from one plan to this Plan, the amount transferred may be distributed in accordance with a Section 242(b) election made under the transferor plan if the Employee did not elect to have the amount transferred and if the amount transferred is separately accounted for under this Plan. However, only the benefit attributable to the amount transferred, plus earnings thereon, may be distributed in accordance with the Section 242(b) election made under the transferor plan.

     (i) Notwithstanding anything herein to the contrary (other than subsection (g)), distributions shall be made in accordance with Section 401(a)(9) of the Code and the regulations thereunder. Further, such regulations shall supersede any distribution option in the Plan that is inconsistent with Section 401(a)(9) of the Code.

     (j) With respect to distributions under the Plan made in calendar years beginning on or after January 1, 2002, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Code in accordance with the regulations under Section 401(a)(9) of the Code that were proposed in January 2001, notwithstanding any provision of the Plan to the contrary. This Subsection (j) shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under Section 401(a)(9) of the Code or such other date specified in guidance published by the Internal Revenue Service.

     Section 7.4. Qualified Joint and Survivor Annuity.

(a)(1) Notwithstanding the prior provisions of this Article VII, benefits payable to or on behalf of a Participant shall be paid in the form of a qualified joint and survivor annuity described in Paragraph (2) hereof in the case of a Participant who has an annuity option available under Section 7.2(a) of the Plan on account of a transfer of assets to the Plan, and either (A) elects to receive distribution in the form of an annuity or (B) has been credited with such a transfer from a money purchase pension plan or target benefit plan qualified under Section 401(a) of the Code. The requirements of this Paragraph (1) shall not apply if the Participant and, if the Participant is married, the Participant’s spouse waive the qualified joint and survivor annuity pursuant to the requirements of Subsection (b) hereof.

(2) A qualified joint and survivor annuity is an annuity payable to a Participant for the Participant’s life with annuity payments equal to 50% of the Participant’s annuity payments continuing to the Participant’s spouse upon the death of the Participant. However, in the case of an unmarried Participant, a qualified joint and survivor annuity is an annuity payable to a Participant for the Participant’s life.

(b)(1) An election to waive the qualified joint and survivor annuity, or life annuity in the case of an unmarried Participant, must be made by the Participant in writing or by another method permitted by applicable rules or regulations and made available by the Administrator during the 90 day period ending on the Annuity Starting Date and, if the Participant is married, the Participant’s spouse must consent to the election in writing or by another method permitted by applicable rules or regulations and made available by the Administrator. The spouse’s consent must specifically acknowledge the effect of such election, any other designated Beneficiary and the form of payment elected. The spouse’s consent must be witnessed by a Plan representative or a notary public or by another method permitted by applicable rules or regulations and made available by the Administrator. The consent shall not be binding on a subsequent spouse. Spousal consent shall not be required if it is established to the satisfaction of the Administrator that it cannot be obtained because there isn’t a spouse, the spouse cannot be located, or under such other circumstances as may be prescribed by applicable rules or regulations. The Participant may revoke in writing or by another method permitted by applicable rules or regulations and made available by the Administrator any election made hereunder without the consent of the spouse, at any time during the election period. A change in designated Beneficiary made subsequent to a spousal consent shall be deemed to be a revocation of the waiver. Any subsequent election to waive the survivor annuities must comply with the requirements of this paragraph. Notwithstanding the prior provisions of this subsection (b)(1), the consent of the spouse may expressly permit designation by the Participant without any requirement of further consent by the spouse.

(2) Not less than 30 days and not more than 90 days before the Annuity Starting Date, the Administrator shall provide the Participant with a written explanation of:

     (A) the terms and conditions of the qualified joint and survivor annuity;

     (B) the Participant’s right to waive the qualified joint and survivor annuity and the effect thereof;

     (C) the requirement that the Participant’s spouse consent to any waiver of the qualified joint and survivor annuity and that the spouse’s consent specifically acknowledge the effect of such waiver, any designated Beneficiary, and the form of payment elected; and

     (D) the right of the Participant to revoke such election, and the effect of such revocation.

     (3) Notwithstanding the above, with respect to distributions made on or after January 1, 1996, to which Sections 401(a)(11) and 417 of the Code apply, if the Participant, after having received the written explanation described in Section 7.4(b)(2), affirmatively elects a form of distribution and the spouse consents to that form of distribution (if necessary), the Annuity Starting Date may be less than 30 days after the date on which a written explanation was provided to the Participant, provided the following requirements are met:

     (A) The Administrator provides information to the Participant clearly indicating that the Participant has a right to at least 30 days to consider whether to waive the qualified joint and survivor annuity and consent to a form of distribution other than a qualified joint and survivor annuity.

     (B) The Participant is permitted to revoke an affirmative distribution election at least until the Annuity Starting Date, or, if later, at any time prior to the expiration of the seven-day period that begins the day after the explanation of the qualified joint and survivor annuity is provided to the Participant.

     (C) The Annuity Starting Date is after the date that the explanation of the qualified joint and survivor annuity is provided to the Participant. However, the Annuity Starting Date may be before the date that any affirmative distribution election is made by the Participant if the actual distribution in accordance with the affirmative election does not commence before the expiration of the seven-day period that begins the day after the explanation of the qualified joint and survivor annuity is provided to the Participant.

     Section 7.5. Death Benefit.

     (a) If a Participant dies, the Participant’s Beneficiary shall be entitled to the Participant’s Vested Share. Any amount to which a Beneficiary is entitled under this paragraph shall be distributed in such manner as may be determined under Section 7.2 (other than a qualified joint and survivor annuity form described in Section 7.4). If a Beneficiary becomes entitled to a benefit under this section and thereafter dies before payment of that benefit is completed, the remaining portion of that benefit shall be paid to the Beneficiary’s estate or to a beneficiary selected on a form provided by the Administrator, unless the Participant provides otherwise in the Participant’s designation of Beneficiary.

(b)(1) If Section 7.4(a)(1) does not apply to a Vested Participant and the Participant is married at the time of death, the death benefit shall be paid to or applied for the Participant’s surviving spouse, or the Participant’s designated Beneficiary if the spouse consents to the designation of such Beneficiary in a manner consistent with subsection (c), in accordance with the options under Section 7.2, as selected by the surviving spouse or Beneficiary on an application for benefits. However, if the provisions in Section 7.4(a)(1) apply to a Vested Participant, then, notwithstanding anything herein to the contrary, if the Vested Participant dies prior to the Vested Participant’s Annuity Starting Date and is married as of the date of the Participant’s death, the Participant’s spouse shall be entitled to a pre-retirement survivor annuity contract. However, the requirements of the prior sentence shall not apply if the Participant and the Participant’s spouse waive the pre-retirement survivor annuity pursuant to the requirements of subsection (c). The benefit shall commence on the first day of the month following the date of the Participant’s death or as soon thereafter as administratively feasible, unless the spouse elects a later commencement date, subject to the requirements contained in Section 7.5(f).

(2) A pre-retirement survivor annuity is an annuity for the life of the surviving spouse, the actuarial equivalent of which shall be:

     (A) in the case of a Participant who incurs a Termination of Service before the Participant’s Normal Retirement Date and dies before the Participant’s Annuity Starting Date, the Participant’s Vested Share; and

     (B) in the case of any other Participant who dies before the Participant’s Annuity Starting Date, the Participant’s Trust Fund Share.

     (c) An election to waive the pre-retirement survivor annuity must be made by the Participant in writing or by another method permitted by rules or regulations and made available by the Administrator during the election period described in subsection (d) and the Participant’s spouse must consent to the election in writing or by another method permitted by applicable rules or regulations and made available by the Administrator. However, a waiver of the pre-retirement survivor annuity may be made earlier than that election period, with spousal consent, if a written explanation of the pre-retirement survivor annuity containing information similar to the information described in Section 7.4(b)(2) is provided to the Participant and the waiver becomes invalid upon the beginning of the Plan Year in which the Participant reaches age 35. The election must be made on a form furnished or by another method permitted by applicable rules or regulations and made available by the Administrator that shall clearly indicate the Participant’s election. The spouse’s consent must acknowledge the effect of such election and any other designated Beneficiary. The spouse’s consent must be witnessed by a Plan representative or notary public or made by another method permitted by applicable rules or regulations and made available by the Administrator. The consent shall not be binding on a subsequent spouse. The spousal consent shall not be required if it is established to the satisfaction of the Administrator that it cannot be obtained because there is no spouse, the spouse cannot be located, or because of such other circumstances as may be prescribed by applicable rules or regulations. A Participant may revoke the Participant’s waiver of the pre-retirement survivor annuity at any time during the election period without the Participant’s spouse’s consent. Any subsequent waiver must contain the spouse’s consent. Any change in Beneficiary occurring after the spousal consent shall be deemed to be a revocation of the Participant’s waiver of the pre-retirement survivor annuity. Notwithstanding the prior provisions, the consent of the spouse may expressly permit designations by the Participant without any requirement of further consent by the spouse.

     (d) The election period with respect to the pre-retirement survivor annuity contract shall begin on the first day of the Plan Year in which the Participant attains age 35 or if later, the date the Participant enters the Plan, and shall end on the earlier of the date benefits commence or the date of the Participant’s death. If a Participant incurs a Termination of Service prior to the beginning of this election period, the election period shall begin on the date of the Termination of Service. The Administrator shall provide each such Participant with a written explanation of the pre-retirement survivor annuity containing information comparable to that required in Section 7.4(b)(2). The written explanation shall be provided during whichever of the following five periods ends last:

     (1) the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the last day of the Plan Year immediately preceding the Plan Year in which the Participant reaches age 35;

     (2) the 12 month period after becoming a Participant;

     (3) the 12 month period immediately following the date the pre-retirement survivor annuity is no longer subsidized within the meaning of Section 1.401(a)-(20) of the Regulations;

     (4) the 12 month period immediately following the date on which the pre-retirement survivor annuity first became effective with respect to the Participant;

     (5) the period that begins 12 months before the Participant incurred a Termination of Service prior to attaining age 35 and ends 12 months after that Termination of Service.

     (e) If a Participant dies after the Participant’s Annuity Starting Date, the death benefit, if any, payable to the Participant’s Beneficiary, shall depend upon the terms of the benefit payment option in effect at the time of such death.

(f)(1) Death benefits payable under Section 7.5(a) shall be distributed by the end of the calendar year that includes the fifth anniversary of the date of the Participant’s death; provided, however, that:

     (A) Subject to the requirements of Section 7.5(g)(2), death benefits may be distributed over the life of the Beneficiary or over a period not extending beyond the life expectancy of the Beneficiary.

     (B) Death benefits payable over the life of the Beneficiary or over a period not exceeding the life expectancy of the Beneficiary shall begin no later than the end of the calendar year immediately following the year of the Participant’s death. Alternatively, if the Beneficiary is the Participant’s surviving spouse, distributions may begin by the end of the calendar year in which the Participant would have reached age 70 1/2.

     (C) If the Beneficiary is the Participant’s surviving spouse and the surviving spouse dies prior to the date that death benefit payments are required to commence, death benefit payments shall be made in accordance with the following rules:

     (i) Distributions shall be completed by the end of the calendar year that includes the fifth anniversary of the date of the spouse’s death, or

     (ii) Distributions shall commence no later than the end of the calendar year immediately following the year of the spouse’s death and shall be completed over the life of the spouse’s beneficiary or over a period not exceeding the life expectancy of the spouse’s beneficiary.

          (2) The life expectancy of the Participant’s Beneficiary shall be based on the Beneficiary’s attained age in the calendar year in which distributions are required to begin or, if earlier, the date on which distributions begin pursuant to the Beneficiary’s irrevocable election to have benefits paid in the form of an annuity. Life expectancies shall be determined by using Tables V and VI contained in Section 1.72-9 of the Treasury Regulations. If the Beneficiary is the Participant’s spouse and the form of payment is other than an annuity, the spouse’s life expectancy may be redetermined on an annual basis. Any election to recalculate life expectancy must be made prior to the benefit commencement date in accordance with the rules of the Administrator. Once payments begin, this election becomes irrevocable. In the event no such election is made with respect to the Participant’s spouse, the spouse’s life expectancy will not be recalculated. If life expectancy is not to be recalculated and the method of distribution is other than an annuity, the life expectancy will be determined at the time when distributions first begin, and payments required for any calendar year will be based on that determination reduced by the number of entire years that have elapsed since distributions commenced.

          (3) If the death benefit is payable in the form of an annuity, payments must satisfy the requirements of Section 7.3(e)(5) hereof.

(g)(1) Subject to the requirements of Sections 7.5(b) and 7.5(c), each Participant shall have the unrestricted right to designate the Beneficiary to receive the death benefits which are payable hereunder and the manner in which such death benefits shall be paid, and to change any such designations on a form furnished by and filed with the Administrator or by another method required or made available by the Administrator.

(2) Death benefit payments may not be based on the life or life expectancy of the Beneficiary unless the Beneficiary is either an individual or is a trust that meets the following standards:

     (A) the trust is a valid trust under the applicable state law;

     (B) the trust is irrevocable;

     (C) a beneficiary of the trust who is a Beneficiary with respect to the trust’s interest under this Plan is identifiable from the trust instrument; and

     (D) a copy of the trust instrument is provided to the Administrator.

     (3) If more than one individual is designated as a Participant’s Beneficiary, the individual with the shortest life expectancy will be considered the Beneficiary for purposes of determining the applicable life expectancy.

     (h) Anything herein to the contrary notwithstanding, but subject to the consent requirement referred to in Section 7.2(b), if the value of the death benefit payable under this Section 7.5 does not exceed $5,000, the Administrator shall direct the Trustees to distribute the entire value of the deceased Participant’s Accounts in a lump sum payment; provided, however, that such payment is made prior to the commencement of death benefit payments. In addition, if the Participant’s Accounts exceed $5,000 and the Beneficiary is the surviving spouse, the Administrator shall pay the death benefits in accordance with any of the options available under Section 7.2 as selected by the spouse on a form or pursuant to another method permitted by applicable rules or regulations and provided by the Administrator, reduced by any benefits paid to the spouse in the form of a pre-retirement survivor annuity.

     (i) Subject to the spousal death benefit requirements of Sections 7.5(b) and 7.5(c), this Section 7.5 shall not apply when inconsistent with a Participant’s election, made within the time permitted by law, for the distribution of death benefits in a manner that complies with the terms of this Plan in effect on December 31, 1983, unless such election is subsequently revoked.

     (j) With respect to distributions under this section made in calendar years beginning on or after January 1, 2001, the Plan will apply the provisions of Section 7.3(j) of the Plan.

     Section 7.6. Withdrawal of Contributions. A Participant who has not incurred a Termination of Service and has completed 5 years of Vesting Service may, upon the Participant’s request by a method required or made available by the Administrator, withdraw After-Tax Contributions which have been allocated to the Participant’s After-Tax Contributions Account. If such contributions are withdrawn, a Participant shall cease to be able to make such contributions for a period of at least six months subsequent to the effective date of such withdrawal and may not make any additional such withdrawals for a period of three years. A Participant’s withdrawal under this paragraph may include a portion or all of the Participant’s After-Tax Contributions Account.

     Section 7.7. Disability Leave of Absence.

     (a) A Participant who is on leave of absence on account of Disability may make a written election to receive a distribution from the Participant’s Trust Fund Share in either a lump sum or installments which shall not exceed thirty percent (30%) of the Participant’s Compensation for the Plan Year preceding the Plan Year in which the Participant commenced such leave.

     (b) Distributions described in subsection (a) shall terminate upon the earliest to occur of the following events:

     (1) the Participant’s death or other termination of the Participant’s Disability,

     (2) the Participant reaches the Participant’s Normal Retirement Date, or

     (3) the Participant incurs a Termination of Service.

     Section 7.8. Delayed Benefit Determinations; Lost Participant; Escheat.

     (a) If the amount of a Participant’s Vested Share cannot be ascertained by the date provided in the preceding Sections, a payment retroactive to such date may be made, provided that such payment must be made no later than sixty days after the earliest date on which such amount can be ascertained under the Plan.

     (b) If a Participant cannot be located (after reasonable effort), the Participant’s Vested Share shall be forfeited and used as soon as administratively feasible to reduce future contributions by the Participant’s Participating Employer. However, if the Participant is located, the amount forfeited shall be restored to the Participant in full, unadjusted by any gains or losses. The Participant’s Participating Employer shall make restoration where contributions were reduced under this subsection (b).

     (c) If all or a portion of a Participant’s Vested Share has been lost by reason of escheat under state law, the Participant shall cease to be entitled to the portion so lost.

     Section 7.9. Qualified Domestic Relations Order. Notwithstanding the preceding provisions of this article, benefits and payments of benefits under the plan shall be altered to conform to a Qualified Domestic Relations Order.

     Section 7.10. Withholding of Taxes.

     (a) In the case of a disbursement, the Administrator shall direct the Trustee to withhold such tax as is required by law. Also, the Administrator or the Trustee upon the direction of the Administrator shall give to each person entitled to any such disbursement such notices regarding distributions or rollovers as are required by law.

     (b) In the case of a disbursement to be made by means of an annuity contract purchased from a life insurance company, the Administrator shall direct the insurance company to withhold from each annuity payment such tax as is required by law, and the Administrator shall provide the insurance company with such information as may be required by law to enable the insurance company properly to withhold such tax.

     Section 7.11. Direct Rollovers. Effective January 1, 1993, the following requirements apply to distributions:

     (a) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this provision, a “distributee” may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an “eligible rollover distribution” paid directly to an “eligible retirement plan” specified by the distributee in a “direct rollover.”

     (b) For purposes of implementing the requirements of this provision, certain terms contained in subsection (a) above shall be defined as follows:

     (1) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); any hardship distribution described in Section 401(k)(2)(B)(i)(IV) of the Code; and any other exception permitted by law or the Internal Revenue Service. Effective for distributions occurring after December 31, 1998, an eligible rollover distribution shall not include any hardship distribution described in Section 401(k)(2)(B)(i)(IV) of the Code.

     (2) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee’s eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

     (3) Distributee: A distributee includes an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a Qualified Domestic Relations Order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

     (4) Direct rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

ARTICLE VIII.
Administration of the Plan

     Section 8.1. Trustee. Except to the extent otherwise provided in Articles IX and X, the Trustee shall have the exclusive authority to manage and control the assets of the Trust Fund.

     Section 8.2. Administrator. Toro shall be the Administrator unless the Chief Executive Officer of Toro (said Chief Executive Officer shall be a named fiduciary for purposes of ERISA and this Plan) designates a person or persons other than Toro as the Administrator. If said Chief Executive Officer designates a person or persons other than Toro as Administrator, such person or persons shall serve as Administrator pursuant to such procedures as said Chief Executive Officer may provide. Each such person shall be bonded as may be required by law. Said Chief Executive Officer or his or her delegate shall act for Toro in its capacity as Administrator.

     Section 8.3. Administrative Duties and Powers. In addition to the duties and powers elsewhere in this Plan imposed and conferred upon the Administrator, the Administrator has the duty and power:

     (a) To interpret and construe the provisions of the Plan;

     (b) To determine the eligibility of Employees to participate in the Plan and to give eligible Employees timely notice thereof;

     (c) To maintain records with respect to each Participant, upon the basis of any information furnished by the Participant’s Employer, by the Participant or by the Trustee, sufficient to determine the benefits due, or which may become due, to the Participant;

     (d) To prepare and file with the appropriate agencies of the United States Government such reports as are required by law from time to time;

     (e) To prepare and furnish to each Participant such reports and individual statements or other disclosures as are required by law from time to time;

     (f) To maintain records containing the necessary basic information from which the foregoing instruments and reports may be prepared in sufficient detail so that their accuracy may be verified;

     (g) To make available in its office, for examination during business hours by any Participant or Beneficiary, copies of all of the instruments under which the Plan has been established and is being operated and copies of all reports or other documents which are required by law to be made available to them;

     (h) To furnish to any Participant or Beneficiary, upon receipt of a request thereof in writing or by another method required or made available by the Administrator and in return for payment of the reasonable cost thereof, a copy of any document required to be made available to them;

     (i) To determine the right of any person to a benefit under the Plan, the amount thereof and the method and time or times of payment;

     (j) To furnish to each Participant whose employment with a Participating or Related Employer is terminated in any manner, or who has a Break in Service, or who so requests, but no more frequently than once a Plan Year, a report sufficient to inform the Participant of the Participant’s accrued benefits under the Plan and the percentage of those benefits that is Vested;

     (k) To engage an independent qualified public accountant, as may be required by law, and such other advisors, counsel (including, at the discretion of the Administrator, counsel also consulted or employed by a Participating Employer), agents and employees as may be reasonably necessary to the administration of the Plan;

     (l) To instruct the Trustee with respect to the disbursements from the Trust Fund;

     (m) To serve as agent for the service of legal process upon the Plan along with the Trustee and any other person designated by the Chief Executive Officer of Toro or such officer’s delegate; and

     (n) To perform such other duties as the Chief Executive Officer of Toro or such officer’s delegate may specify from time to time with regard to the administration of the Plan.

     Section 8.4. Rule Against Discrimination. In the administration of the Plan, the Administrator shall never discriminate in any way in favor of Employees who are Highly Compensated Employees of a Participating Employer.

     Section 8.5. Claims Procedure. A Participant or the Participant’s spouse or Beneficiary shall have the right to submit a claim for benefits in writing or by another method permitted by applicable rules or regulations to the Claims Reviewer. The claim must specify the basis of it and the amount of the benefit claimed. The Claims Reviewer shall act to deny or accept said claim within ninety days of the receipt of the claim by notifying the Participant or the Beneficiary of the Claims Reviewer’s action, unless special circumstances require the extension of such ninety-day period. If such extension is necessary, the Claims Reviewer shall provide the Participant or the spouse or Beneficiary with notification in writing or by another method permitted by applicable rules or regulations of such extension before the expiration of the initial ninety-day period. Such notice shall specify the reason or reasons for such extension and the date by which a final decision can be expected. In no event shall such extension exceed a period of ninety days from the end of the initial ninety-day period. In the event the Claims Reviewer denies the claim of a Participant or the spouse or Beneficiary in whole or in part, the Claims Reviewer’s notification in writing or by another method permitted by applicable rules or regulations shall specify, in a manner calculated to be understood by the claimant, the reason for denial, the specific section or sections of the Plan upon which the denial is based, and an explanation of the claim review procedure specified in the Plan. If any additional material or information is required to process the claim, the denial shall describe and indicate why it is necessary. Should the claim be denied in whole or in part and should the claimant be dissatisfied with the Claims Reviewer’s disposition of the claimant’s claim, the claimant may have a full and fair review of the claim by the Administrator upon request in writing or by another method permitted by applicable rules or regulations therefor submitted by the claimant or the claimant’s duly authorized representative and received by the Administrator within sixty days after the claimant receives notification in writing or by another method permitted by applicable rules or regulations that the claimant’s claim has been denied. In connection with such review, the claimant or the claimant’s duly authorized representative shall be entitled to review pertinent documents and submit the claimant’s views as to the issues, in writing or by another method permitted by applicable rules or regulations. The Administrator shall act to deny or accept the claim within sixty days after receipt of the claimant’s written request for review unless special circumstances require the extension of such sixty-day period. If such extension is necessary, the Administrator shall provide the claimant with written notification in writing or by another method permitted by applicable rules or regulations of such extension before the expiration of such initial sixty-day period. In all events, the Administrator shall act to deny or accept the claim within one hundred twenty days of the receipt of the claimant’s request for review in writing or by another method permitted by applicable rules or regulations. The action of Administrator shall be in the form of a notice in writing or by another method permitted by applicable rules or regulations to the claimant and its contents shall include all of the requirements for action on the original claim. In no event may a claimant commence legal action for benefits the claimant believes are due the claimant until the claimant has exhausted all of the remedies and procedures afforded the claimant by this section.

ARTICLE IX.
The Trust Fund

     Section 9.1. Trust Fund. The Trustee appointed by the Chief Executive Officer of Toro under a Trust Agreement shall hold all assets of the Plan in a Trust. Such Trust Agreement shall contain provisions that are consistent with the terms of this article and Article X. The assets of the Trust shall constitute the Trust Fund.

     Section 9.2. Source of Trust Fund. The Trustee shall hold in a Trust maintained pursuant to a Trust Agreement which it has entered into with Toro any contributions and other property received by it from or at the direction of a Participating Employer or the Administrator pursuant to the Trust Agreement.

     Section 9.3. Payments from Trust Fund. The Trustee shall, within a reasonable length of time after receipt of written notice from the Administrator make such distributions from the Trust Fund as the Administrator shall from time to time direct. Such payments may be made directly to such person or persons, natural or otherwise, at such time and in such amounts as the Administrator directs, and the Trustee shall have no duty, except as otherwise required by ERISA, to question the propriety of any such direction.

     Section 9.4. Division of Trust Fund.

     (a) The Chief Executive Officer of Toro may direct the Trustee from time to time to divide and redivide the Trust Fund into one, two or more Investment Funds with names that such officer shall designate. Upon each division or redivision, the Chief Executive Officer of Toro may specify the part of the Trust Fund to be allocated to each such Investment Fund and the terms and conditions, if any, under which the assets in such Investment Fund shall be invested. If an Investment Account is established pursuant to Section 10.3, the Chief Executive Officer of Toro shall direct that the Trust Fund be divided in such manner as to have the Investment Account constitute an Investment Fund pursuant to this section or a portion of such an Investment Fund.

     (b) The Chief Executive Officer of Toro may specify that contributions from Participants that are attributable to Rollover Contributions or Pre-Tax Contributions shall not be invested in a fund that invests in securities of a Participating Employer. This may require setting up a separate Investment Fund for such contributions. In such case, or if the Participant otherwise desires to do so, the Chief Executive Officer of Toro shall provide that such contributions shall be invested in such a separate Investment Fund.

     (c) The Chief Executive Officer of Toro may direct the Trustee to invest an Investment Fund in any contract or contracts issued by a life insurance company which shall be selected by the Chief Executive Officer of Toro. Such contract shall contain such terms and conditions as may be agreed upon by the Chief Executive Officer of Toro and said life insurance company. Such contract may provide for a guaranty by the life insurance company (for such period or periods of time as may be agreed upon) against loss of amounts which are invested under it and may also provide (for such period or periods of time as may be agreed upon) for one or more agreed rates of interest upon said amounts.

     (d) The Chief Executive Officer of Toro may direct the Trustee to cause any part or all of the Trust Fund, without limitation as to amount, to be commingled with the money of trusts which are created by others (including trusts for qualified employee benefit plans), by it or them or by it or them in participation with others, by causing such money to be invested as a part of any or all of the pooled or collective investment funds heretofore or hereafter created by Declarations of Trust listed in the Appendix, which is attached hereto, and the portion of the Trust Fund so added to any such fund at any time shall be subject to all provisions of the applicable Declarations of Trust as it may be amended from time to time. The Declarations of Trust listed in the Appendix are specifically incorporated by this reference into this Plan. Such Appendix may be altered by the Chief Executive Officer of Toro or the Chief Executive Officer’s delegate to properly list the pooled or collective investment funds which such person determines should be on the list.

     (e) The Chief Executive Officer of Toro shall direct the Trustee to invest the assets of the Trust Fund attributable to Matching Contributions exclusively in Toro Common Stock. Such direction shall be subject to any exceptions described in this Article IX. While it is intended that such assets of the Trust Fund be invested exclusively in Toro Common Stock, the Chief Executive Officer of Toro shall authorize the Trustee to invest any cash received under the Plan for a reasonable period of time prior to acquiring Toro Common Stock, invest such cash as may be necessary to distribute cash in lieu of fractional shares, or invest such cash as may be necessary to anticipate distributions to Participants in cash. The Chief Executive Officer of Toro shall also direct the Trustee to establish an Investment Fund which invests in Toro Common Stock and to permit each Participant to direct that up to 100% of the Participant’s Trust Fund Share be invested in that fund.

     Section 9.5. Participant Investment Options.

     (a) As of each Investment Option Date, each Participant or Beneficiary may elect to have the Participant’s or Beneficiary’s Accounts in the Trust Fund invested in one or more Investment Funds; provided, however, that the Administrator shall establish uniform rules as to the portion of an Account which may be invested in any one Investment Fund; and provided further, if any of the limitations of Section 9.4(b) are applicable, the Participant or Beneficiary may only elect to have amounts attributable to contributions described in that subsection invested as provided in such subsection. The Administrator may limit a class of Participants to selected Investment Funds. The Administrator may establish rules concerning elections made under this section, including but not limited to the number of elections which may be made by a Participant or Beneficiary during any period of time and the time or period on or for which an election will be effective. Until modified by the Administrator, a Participant or Beneficiary may make an election under this section at any time; provided, however, that the Administration may establish additional limitations on such elections made by any Participant who is subject to Section 16 of the Securities Exchange Act and the rules thereunder.

     (b) Each election by the Participant or Beneficiary under subsection (a) shall be made by a method required or made available by the Administrator in time to permit transmittal of the election to the Trustee before the date as of which it is to become effective. Any such election shall continue in effect until a subsequent such election becomes effective. In the absence of a valid election, a Participant’s or Beneficiary’s Accounts in the Trust Fund shall be allocated to the Investment Funds in such percentages as shall be determined pursuant to rules established by the Administrator until a valid election becomes effective.

     (c) A Participant’s election under this section shall be applicable to the amounts that are included in the Participant’s Accounts on the Investment Option Date as of which such election is effective. Any contributions to the Plan which are added to the Trust Fund following such Investment Option Date shall be subject to the same election unless a separate election is made by the Participant with respect to those contributions pursuant to rules established by the Administrator. Such elections shall remain effective until the Participant makes a new election or elections as of an Investment Option Date.

     (d) The Administrator shall direct the Trustee to divide the Trust Fund in a manner which will allow the elections which are effective as of a date to be put into effect as of that date. The Administrator shall give its directions to the Trustee within such time and in such manner as will give the Trustee time to carry out the directions on such Investment Option Date or during the period immediately following said Investment Option Period.

     (e) Notwithstanding the previous provisions of this section, any Participant or Beneficiary who directs the investment of all or a portion of the Participant’s or Beneficiary’s Accounts in the Trust Fund in a contract as described in Section 9.4(c) may change, amend or suspend or cancel such direction and again direct such investment only under the terms and conditions provided for, from time to time, in such contract, and may withdraw such part of the Participant’s or Beneficiary’s Accounts which are invested in such contract only to the extent such withdrawal is permitted under the terms and conditions of such contract and this Plan.

     Section 9.6. Investment in and Retention of Life Insurance Contracts.

     (a) The Trust Fund may not be used to purchase life insurance on the life of a Participant, the proceeds of which insurance upon the death of such Participant are or become payable directly or indirectly to such Participant’s Beneficiary. However, the Trustee may hold such insurance in the Trust Fund if such insurance was an asset of a Prior Plan. In such case, such insurance shall be subject to the remaining provisions of this section.

     (b) If the Trust Fund is used to purchase life insurance on the life of a Participant, the proceeds of which insurance upon the death of such Participant are or become payable directly or indirectly to such Participant’s Beneficiary, then the assets in the Trust Fund shall be subject to the following conditions and limitations:

     (1) The Administrator may direct the Trustee first to apply all or any part of the Rollover Contributions, which have previously been made allocable to one of the Participant’s Accounts toward the premium cost of such insurance. If such a direction is made, no Trust Fund earnings, Employer contributions to the Trust Fund or forfeitures arising pursuant to Section 6.3 shall be applied toward the premium cost of such insurance unless such premium cost exceeds such Rollover Contributions.

     (2) If any contributions made by a Participating Employer to the Trust Fund or forfeitures (attributable thereto) arising pursuant to Section 6.3 are used to pay the premium cost of such insurance, the following further conditions shall be applied:

     (A) Upon the direction of the Administrator, the Trustee, at or before the date of said Participant’s “retirement” (as such term is used in Revenue Ruling 54-51), shall either:

     (i) convert the entire value of such insurance contract or contracts into cash and add the same to such Participant’s Vested Share, or

     (ii) convert such insurance contract or contracts into a form which will provide periodic income to the Participant in conformance with the provisions of Article VIII such that no portion of such value may be used to continue life insurance beyond such date, or

     (iii) distribute the insurance contract or contracts to the Participant, or

     (iv) do any combination of the foregoing.

     (B) At no time shall the premium paid with such contributions and forfeitures to purchase ordinary life insurance on the life of such Participant equal or exceed fifty percent (50%) of the total contributions of the Participating Employer and forfeitures (attributable thereto) then credited to the Accounts of the Participant. In the case of premiums paid for term and other life insurance contracts that are not ordinary life insurance, that percentage shall not exceed twenty-five percent (25%) of that total. Further, the sum of one-half of such ordinary life insurance premiums and the premiums on such term and other life insurance contracts shall not exceed twenty-five percent (25%) of that total. However, notwithstanding the previous provisions of this subparagraph (B), premiums for such insurance may always be paid from amounts in the

Participant’s Accounts which have been held since the last accounting date at least two years preceding the date of the premium payment.

     (3) Any dividends or credits earned on such insurance contracts and received by the Trustee will be allocated to the appropriate Accounts of the Participant.

     (4) Amounts attributable to a Participant’s deductible voluntary employee contributions may not be used to purchase such insurance. The Administrator’s instructions to the Trustee shall not be inconsistent with the foregoing restrictions.

     (c) The Administrator shall direct the Trustee to select options and otherwise deal with such contracts in a manner that will assure that such contracts are disbursed in a manner consistent with Article VII of the Plan. In the event of any conflict between the terms of this Plan and the terms of any insurance contract acquired hereunder, the Plan provisions shall control.

     (d) Individual life insurance or annuity contracts may be sold by the Trustee to a Participant, a relative of the Participant, a Participating Employer or an employee benefit plan, or may be sold or transferred to or exchanged with the Trustee by a Participant or a Participating Employer; provided, however, that any such sale, transfer or exchange must comply with any prohibited transaction exemptions issued by the Department of Labor or Department of the Treasury.

     Section 9.7. Diversification of Investments.

     (a) Each Participant, during the Participant’s “qualified election period,” will be permitted to direct the Plan as to the investment of 25 percent of the value of the Vested portion of the Participant’s Matching Contribution Account (to the extent such portion exceeds the amount to which a prior election under this Section 9.7 applies). The term “qualified election period” means the period beginning with the date on which the Participant has completed at least ten years of Vesting Service and attained age 55 and ending on the date of the Participant’s Termination of Service. In the case of a Participant who attains age 56, this provision shall be applied by substituting “50 percent” for “25 percent.” In the case of a Participant who attains age 57, this provision shall be applied by substituting “75 percent” for “25 percent.” In the case of a Participant who attains age 58, this provision shall be applied by substituting “100 percent” for “25 percent.” Notwithstanding the preceding provisions of this section, if the Participant’s “qualified election period” has not begun when the Participant reaches age 62, the Participant’s “qualified election period” shall begin on the date such individual attains age 62. Also, after a Participant reaches age 62, the Participant will be permitted to direct the Plan as to the investment of 100 percent of the value of the Vested portion of the Participant’s Matching Contribution Account (to the extent such portion exceeds the amount to which a prior election under this Section 9.7 applies). Subject to the requirements of this Section 9.7, a Participant may, subsequent to the Participant’s initial election during the qualified election period, revise the Participant’s election to reach the maximum applicable percentage under this Section 9.7.

     (b) The Participant’s election under subsection (a) shall be provided to the Administrator by a method required or made available by the Administrator; shall be effective as of the first day of the Plan Year quarter immediately following such election; and shall specify which, if any, of the options set forth in subsection (c) the Participant selects; provided, however, that an election made by a Participant who is subject to the requirements of Section 16 of the Securities Exchange Act of 1934 and the rules thereunder shall be made and shall become effective in accordance with such rules. However, if the Participant’s election is made within 15 days before the first day of a Plan Year quarter, the election shall not be effective until the first day of the Plan Year quarter subsequent to the Plan Year quarter which immediately follows such election.

     (c) The requirements in this section shall be satisfied by offering the investment options made available under Section 9.5 of the Plan to each Participant making an election under subsection (a).

     (d) The amounts subject to a Participant’s election under subsection (a) shall be allocated to an appropriate Account of the Participant specified by the Administrator.

     (e) All valuations of employer securities which are not readily tradable on an established securities market with respect to activities carried on by the Plan must be by an independent appraiser. For purposes of the preceding sentence, the term “independent appraiser” means any appraiser meeting requirements similar to the requirements of the regulations under Section 170(a)(1) of the Code.

     (f) Any right that a Participant may have to demand that the Participant’s benefits be distributed in the form of Toro Common Stock shall not apply with respect to the portion of the Participant’s account which the Participant elected to have reinvested under the diversification rules under Section 401(a)(28)(B) of the Code and this Section 9.7.

     (g) Notwithstanding anything herein to the contrary, the Trustee may sell sufficient shares of Toro Common Stock from a Participant’s Account without such direction as may be necessary to raise cash sufficient to meet the expenses of the Trust.

     (h) Any Participant who has incurred a Termination of Service will be permitted to direct the Plan as to the investment of the value of the Participant’s Vested Share in a manner consistent with the requirements of this Section 9.7 as if the Participant had not incurred a Termination of Service.

     (i) If an election is made by a Participant under subsection (a), the Trustee shall sell a sufficient portion of Toro Common Stock allocated to the Participant’s Toro Common Stock Account as is necessary to implement such election and shall accomplish such sale within an administratively feasible time after such election. The proceeds of such sale shall be added to the Participant’s Account referred to in Section 9.7(d) and invested under the terms of Section 9.5 of the Plan.

     (j) Each election made under subsection (a) shall be made by a method required or made available by the Administrator. A Participant’s election shall remain effective until the Participant makes a new election. The Administrator shall direct the Trustee to divide the Trust Fund in a manner that will allow the elections made pursuant to this Section 9.7 to be put into effect. The Administrator shall give its directions to the Trustee within such time and in such manner as will give the Trustee time to carry out the directions as of such date.

     Section 9.8. Voting of Shares and Tender Offers.

     (a) Each Participant or Beneficiary in the Plan is entitled to direct (in accordance with procedures established by the Administrator) the Plan as to the exercise of voting rights with respect to the shares of Toro Common Stock (including fractional shares) allocated to the Account of such Participant or Beneficiary. Toro shall provide to each Participant or Beneficiary, who shall be considered named fiduciaries solely for the purpose of pass through voting and tender offer rights described in subsection (c) with respect to Toro Common Stock held by the Plan, necessary and accurate information pertaining to the exercise of such rights containing all the information distributed to Toro’s shareholders as part of an information distribution to the shareholders (this information may include proxy materials and copies of tender offer materials furnished to security holders generally). A Participant or Beneficiary shall have the opportunity to exercise any such rights within the same time period as Toro’s shareholders.

     (b) In the exercise of voting rights, votes representing shares of Toro Common Stock either (1) held in a suspense account for Toro Common Stock, or (2) on account of which Participants may direct the exercise of voting rights, but do not, shall be voted by the Trustee in the same ratio for the election of directors and for and against each other issue as the applicable vote directed by Participants with respect to shares of Toro Common Stock allocated to their Accounts to the extent permitted by Section 404(a)(1)(D) of ERISA.

     (c) In the event of any tender offer or exchange offer regarding Toro Common Stock, the Trustee’s response to those offers with respect to any such stock which has been allocated to the Accounts of Participants shall be made in accordance with directions made by Participants under the terms of the Plan; provided that the Trustee’s positive and negative responses to those offers with respect to shares of Toro Common Stock held in a suspense account, or shares of Toro Common Stock allocated to the Accounts of Participants for which the Trustee does not receive direction under the terms of the Plan shall be proportionate to the positive and negative responses to those offers (tabulated in terms of shares) received from Participants regarding shares of such stock allocated to their Accounts in a manner consistent with this Section 9.8 and Section 404(a)(1)(D) of ERISA.

     (d) A Participant shall be entitled to direct the Trustee regarding whether or not to tender or exchange any shares of Toro Common Stock allocated to the Participant’s Account in the event of a tender offer or exchange offer presented to the Trustee. The procedure for obtaining that direction from a Participant shall be as follows:

     (1) Necessary and accurate information for the Participant to make a decision shall be provided by the Trustee to the Participant.

     (2) Steps shall be taken to assure that the Participant’s decision is confidential within the meaning of Section 203 of Delaware’s General Corporation Law (the information is to be made available only to the Trustee).

     (3) The Administrator shall establish any additional procedural steps as may be appropriate to obtain directions from the Participant to the Trustee.

     (e) All dividends paid to the Trustee on Toro Common Stock that have been allocated to a Participant’s Account shall be distributed to such Participant. The distribution shall be made before 90 days after the end of the Plan Year in which the dividends are paid to the Trustee.

ARTICLE X.
Investment Advisers

     Section 10.1. Appointment of Investment Advisers. The Chief Executive Officer of Toro shall have the right to appoint one or more Investment Advisers. All appointments of Investment Advisers shall be by written agreement between Toro and the Investment Adviser. The Trustee shall receive a copy of each such agreement and all amendments, modifications and terminations thereof and shall give written acknowledgment of receipt of same. Until receipt of a copy of each such amendment, modification or termination, the Trustee shall be fully protected in assuming the continuing authority of such Investment Adviser under the terms of its original agreement with Toro as theretofore amended or modified.

     Section 10.2. Investment Adviser Agreements. Among other matters, each agreement between Toro and an Investment Adviser or an agreement between the Investment Adviser and the Trustee shall provide that:

     (a) All directions given by the Investment Adviser to the Trustee shall be in writing, signed by an officer or partner of the Investment Adviser or by such other person as may be designated in writing by the Investment Adviser; provided that the Trustee shall accept oral directions for the purchase or sale of securities which shall be confirmed by such authorized personnel of the Investment Adviser in writing.

     (b) Should the Investment Adviser find it desirable, it shall receive a power of attorney from the Trustee, in such form and substance as may be approved by the Trustee and the Chief Executive Officer of Toro, authorizing the Investment Adviser to effect transactions directly for its Investment Account.

     (c) All settlements of purchases and sales are to be in such place as the Trustee and Investment Adviser may agree.

     (d) In all events the Trustee is to retain physical custody of all assets comprising an Investment Account, or control of all such assets at central depositories including the Federal Reserve banks (unless that custody is not required by ERISA).

     (e) Payment of the cost of the acquisition, sale or exchange of any security or other property for an Investment Account shall be charged to that Investment Account.

     (f) The responsibility of the Investment Adviser to vote proxies shall be recognized unless the agreement expressly precludes the Investment Adviser from voting proxies.

     (g) The Investment Adviser acknowledges that it is a “fiduciary” of the Plan and that for the term of the agreement it will qualify as an “investment manager” (as both of said terms are used in ERISA).

     Section 10.3. Notification of Appointment of Investment Advisers. Written notice of each appointment of an Investment Adviser shall be given to the Trustee at least ten days in advance of the effective date of the appointment. Such notice shall state the part of the Trust Fund which is to become the Investment Account of the Investment Adviser and shall either include or be accompanied by a direction to the Trustee to establish the Investment Account as an Investment Fund pursuant to Section 10.1. Upon receipt of said notice, the Trustee shall allocate the designated part of the Trust Fund to the Investment Account of such Investment Adviser. The Chief Executive Officer of Toro may by similar notice modify such designation from time to time.

     Section 10.4. Investment Adviser’s Authority. So long as the appointment of an Investment Adviser is in effect, the Trustee shall be directed to follow the directions of the Investment Adviser with respect to its Investment Account in exercising the powers granted to the Trustee in the Trust Agreement regarding investment of the Trust Fund. One of those powers is voting proxies; however, the Investment Adviser won’t have that power if the agreement described in Section 10.2 expressly precludes the Investment Adviser from voting proxies (and the Trustee shall have the power).

     Section 10.5. Trustee’s Responsibility for Investment Adviser’s Account. The Trustee shall monitor all instructions from the Investment Adviser and shall notify the Administrator in the event that it considers any instruction to involve an improper investment of the Trust Fund. However, the Trustee shall have no further duty to question such instructions and, except as may be otherwise provided by ERISA, the Trustee shall not be liable for any loss which may result by reason of any action taken by it in accordance with a direction of an Investment Adviser acting within the powers granted to it under this Article X, or by reason of any lack of action by the Trustee upon the failure of an Investment Adviser to exercise its said powers.

     Section 10.6. Investment Adviser’s Access to Records. The Trustee shall make available to an Investment Adviser copies of or extracts from such portions of its accounts, books or records relating to the Investment Account of such Investment Adviser as the Trustee may deem necessary or appropriate in connection with the exercise of the Investment Adviser’s functions, or as the Administrator may direct.

     Section 10.7. Allocation of Charges to Investment Adviser Account. All charges (other than those covered in Section 10.2(e)) against each Investment Account shall be made in such proportions as the Administrator may direct from time to time.

ARTICLE XI.
Amendment

     Section 11.1. Power.

     (a) Toro reserves the power to amend, alter or wholly revise this instrument, prospectively or retrospectively, at any time by the action of its Chief Executive Officer or such officer’s delegate, and the interest of each Participant is subject to the power so reserved. No amendment may be made, however, that would reduce the interest in the Trust Fund Vested in any Participant or the Participant’s Beneficiary at the time of the amendment (elimination of an optional form of benefit available to a Participant with respect to the Participant’s benefits accrued before the amendment is considered to be such a reduction), or that would divert any part of the Trust Fund to any use or purpose other than for the exclusive benefit of the Participants and Beneficiaries; provided, however, that any amendment may be made which may be or become necessary in order that the Plan and Trust will conform to the requirements of ERISA and qualify under the provisions of Sections 401(a) and 501(a) of the Code (as it may be amended from time to time), or in order that all of the provisions of the Plan and Trust will conform to all valid requirements of applicable federal and state laws.

     (b) An amendment of this Plan by whatever means must not reduce or eliminate a benefit under the Plan, protected under Section 411(d)(6) of the Code, unless permitted to do so under applicable regulations. To the extent that such an amendment would cause such a reduction or elimination, the Administrator shall disregard the amendment and maintain an appropriate schedule of optional forms of benefit which shall continue to be available to the affected Participants.

     Section 11.2. Method. An amendment shall be stated in an instrument in writing signed in the name of Toro by its Chief Executive Officer or such officer’s delegate.

     Section 11.3. Amendment of Vesting Schedule.

     (a) If a Participating Employer when it adopts this Plan modifies the vesting schedule or the method of computing service for vesting purposes under a Prior Plan, a Participant who was a participant in such Prior Plan and who has not less than three (3) years of service for vesting purposes by the end of the period described in subsection (c) shall be provided the opportunity to make the election described in subsection (b) within said period. In addition, if Toro modifies the vesting schedule or the method of computing service for vesting purposes by amending the Plan, a Participant having not less than three (3) years of such service by the end of the period described in subsection (c) shall be given the opportunity to make the election described in subsection (b) within said period. For Participants who do not have at least one hour of service in any Plan Year beginning after December 31, 1988, this provision shall be applied by substituting “5 years of Vesting Service” for “3 years of Vesting Service” where such language appears.

     (b) A Participant described in subsection (a) may elect to have the Participant’s Vested percentage of the portion of the Participant’s Trust Fund Share attributable to the Participant’s Accounts which are not fully Vested computed under the Prior plan or under this Plan as it existed prior to the amendment of the Plan, whichever is applicable. An election made under this subsection (b) shall be irrevocable when it is made.

     (c) In order for the election described in subsection (b) to be effective, it must be executed in writing upon forms to be provided by the Administrator or made by another method required or made available by the Administrator and must be delivered to the Administrator on or after the effective date of adoption of the Plan by the Participating Employer or the date the Plan is amended (whichever is applicable) and before the latest of:

     (1) the date which is sixty (60) days after said effective date or the day the Plan is so amended,

     (2) the date which is sixty (60) days after said effective date or the day the new amendment becomes effective; or

     (3) the date that is sixty (60) days after the day the Participant is issued written notice by the Administrator of said adoption of the Plan or amendment of the Plan.

     (d) The preceding provisions of this section shall not be applicable if after the modification described in Section 11.3(a) each Participant will always be at least as Vested at any point in time on or after the modification as the Participant would have been without the modification.

ARTICLE XII.
Termination, Withdrawals and Acquisitions

     Section 12.1. Termination of Plan, Withdrawals and Discontinuance of Contributions.

     (a) Toro now intends the Plan to be permanent; nevertheless, it reserves to its Chief Executive Officer or such officer’s delegate the power to terminate the Plan as to itself and any or all other Participating Employers and as to any designated group of Employees, former Employees or Beneficiaries. If there are any Participating Employers other than Toro, Toro shall deliver to each other Participating Employer a written notice of termination specifying the effective date thereof (which shall not be less than thirty days after the notice date) and executed in the manner provided for the execution of an amendment by Toro.

     (b) Any Participating Employer (other than Toro) may withdraw from participation in the Plan at the end of any Plan Year by giving the Administrator thirty days’ written notice. The Administrator may terminate the participation in the Plan of any Participating Employer (other than Toro) by giving the Participating Employer thirty days’ written notice. Such withdrawal or termination may be a termination of the Participating Employer’s plan as maintained under this Plan (this could occur if the Participating Employer is not (has ceased to be) a Related Employer of Toro) unless such plan is continued under documents other than this Plan by the Participating Employer or by an acquiring Employer described in Section 12.4.

     (c) A complete discontinuance of contributions under the Plan by all Participating Employers shall be deemed a termination of the Plan as to such Participating Employers unless the Plan is continued under documents other than this Plan by the Participating Employers or by an acquiring Employer described in Section 12.4. If a Participating Employer maintains its own plan under this Plan because it is not (has ceased to be) a Related Employer of Toro, a complete discontinuance of contributions under such plan by such Participating Employer shall be deemed a termination of such plan as to such Participating Employer unless such plan is continued under documents other than this Plan by the Participating Employer or by an acquiring Employer described in Section 12.4.

     (d) In the event that all of the Participating Employers should be dissolved and liquidated, or should be adjudged as voluntarily or involuntarily bankrupt, or should participate in a consolidation, merger or other corporate reorganization as a result of which the new, surviving or reorganized corporation or corporations does not or do not assume or continue the obligations of the Plan, or should have its or their corporate existence terminated in any other way, than the Plan shall terminate. If a Participating Employer maintains its own plan under this Plan because it is not (has ceased to be) a Related Employer of Toro, and if the prior sentence would apply to it if it was the only Participating Employer, then such plan shall be deemed to have terminated. In either case described in the prior two sentences, any new, surviving or reorganized corporation shall have the power to continue such plan or the Plan, whichever is applicable, as its own (and thus prevent termination) as provided in Section 12.4.

     Section 12.2. Allocation Upon Termination. Upon the termination of the Plan as to a Participating Employer, any previously unallocated funds which are part of the Trust Fund and are allocable to Active Participants who are Employees of the Participating Employer shall be allocated to such Active Participants as provided in Articles V and VI as of the date of termination of the Plan as to that Participating Employer. If a Participating Employer maintains its own plan under this Plan because it is not (has ceased to be) a Related Employer of Toro, and such plan is terminated as described in Section 12.1, then the prior sentence shall apply to such plan.

     Section 12.3. Distribution Upon Termination or Complete Discontinuance of Contributions.

     (a) Upon the complete termination of the Plan or the complete discontinuance of contributions under the Plan, the respective interests of the Participants in the Trust Fund shall fully vest, and the Trustee shall proceed to liquidate the Trust Fund, distributing benefits to the Participants or their Beneficiaries as soon as administratively feasible after the termination of the Plan, unless benefits are transferred to a successor plan. The Trustee shall reserve such amounts as may be required to pay any expenses of termination, liquidation and distribution, and shall then segregate each Participant’s Trust Fund Share in a special account. Each such Share shall be distributed to such Participant or the Participant’s Beneficiary. The method and commencement date of distribution shall be determined as provided in Section 7.2 and Section 7.3, respectively.

     (b) If a Participating Employer maintains its own plan under this Plan because it is not (has ceased to be) a Related Employer of Toro, and such plan is terminated as described in Section 12.1, then the prior provisions of this section shall apply to such plan and the portions of the Trust Fund and Trust Fund Share’s of Participants affected by the termination.

     (c) Upon a partial termination of the Plan, the foregoing provisions of this section shall apply, but only as to those Participants and to that portion of the Trust Fund affected by the termination.

     Section 12.4. Acquisitions. If all, or substantially all, of the Employees of a Participating Employer or all, or substantially all, of the Employees constituting a separate or separable unit of operation of a Participating Employer, are transferred directly to the employment of another corporation, partnership or individual proprietorship (in this paragraph called “Buyer”), which, as a part of the same transaction, acquires either all, or substantially all, of the operating assets of a Participating Employer or all, or substantially all, of the operating assets that constitute, together with the Employees, a separate or separable unit of operation, such Buyer with the consent of the Administrator may adopt and may amend the Plan with respect to the transferred Employees and continue the Plan as its own. Alternatively, such Buyer may adopt a separate plan of its own for such transferred Employees or provide that such Employees shall be covered by an existing plan of the Buyer’s, in which case, notwithstanding the distribution provisions of Article VII, the Administrator may direct that the portion of the Trust Fund allocable to such transferred Employees be segregated and transferred to a medium designated by such Buyer for the funding of its plan.

ARTICLE XIII.
Miscellaneous

     Section 13.1. Procedures and Other Matters Regarding Domestic Relations Orders.

     (a) To the extent provided in any Qualified Domestic Relations Order, the former spouse of a Participant shall be treated as a surviving spouse of such Participant for purposes of any benefit payable in the Qualified Joint and Survivor Annuity Form or as a death benefit to a spouse under Section 7.5(b) (and any spouse of the Participant shall not be treated as a spouse of the Participant for such purposes).

     (b) The Plan shall not be treated as failing to meet the requirements of the Code which prohibit payment of benefits before the Participant’s Termination of Employment with all Participating Employers solely by reason of payments to an Alternate Payee pursuant to a Qualified Domestic Relations Order.

     (c) In the case of any Domestic Relations Order received by the Plan:

     (1) the Administrator shall promptly notify the Participant and each Alternate Payee of the receipt of such order and the Plan’s procedures for determining the qualified status of Domestic Relations Orders, and

     (2) within a reasonable period after receipt of such order, the Administrator shall determine whether such order is a Qualified Domestic Relations Order and notify the Participant and each Alternate Payee of such determination.

The Administrator shall establish reasonable procedures to determine the qualified status of Domestic Relations Orders and to administer distributions under such qualified order.

     (d) During any period in which the issue of whether a Domestic Relations Order is a Qualified Domestic Relations Order is being determined by the Administrator, by a court of competent jurisdiction, or otherwise, the Administrator shall separately account for the amounts (referred to hereinafter as the “segregated amounts”) which would have been payable to the Alternate Payee during such period if the order had been determined to be a Qualified Domestic Relations Order. If within the eighteen (18) month period beginning with the date on which the first payment would be required to be made under the Domestic Relations Order, the order or modification thereof is determined to be a Qualified Domestic Relations Order, the Administrator shall pay the segregated amounts (including any interest thereon) to the person or persons entitled thereto. If within that eighteen (18) month period either (1) it is determined that the order is not a Qualified Domestic Relations Order or (2) the issue as to whether such order is a Qualified Domestic Relations Order is not resolved, then the Administrator shall pay the segregated amounts (including any interest thereon) to the person or persons who would have been entitled to such amounts if there had been no order. Any determination that an order is a Qualified Domestic Relations Order which is made after the close of that eighteen (18) month period shall be applied prospectively only.

     (e) For administrative purposes, an Alternate Payee shall be treated under this Plan in the same manner as a Beneficiary with respect to the portion of a Participant’s interest in the Plan being held and invested for the Alternate Payee’s benefit.

     (f) When distribution is to be made to an Alternate Payee, the Administrator shall determine from which Accounts of a Participant it will be made.

     Section 13.2. Prohibition Against Diversion.

     (a) Except as provided in paragraph (b), no part of the principal or income of the Trust Fund may be used for or diverted to purposes other than for the exclusive benefit of Employees and their Beneficiaries.

     (b) The following are exceptions to subsection (a) (and shall be integrated in a manner consistent with IRS Revenue Ruling 91-4 and subsequent guidance):

     (1) If an Employer contribution is received by the Trustee and its delivery is conditioned upon its deductibility by the Employer under Section 404 of the Code (as amended from time to time), then to the extent the deduction is disallowed, the Trustee shall, upon written request of the Employer, return the disallowed portion of such contribution to the Employer within one year after the date of the final denial of said deduction (including a final resolution of any such denial through all appeals procedures).

     (2) If all or a portion of an Employer contribution is made under a mistake of fact, the Trustee shall, upon written request of the Employer, return the portion which was so made to the Employer within one year of the date the contribution was delivered to the Trustee.

     (3) Upon termination of the Plan, any amounts held in a suspense account under Section 5.2(e) of the Plan (pursuant to Section 1.415-6(b)(6) of the Treasury Regulations) shall revert to the Participating Employer to which the amount is attributable.

     Section 13.3. Transfer to or from Qualified Plan. Assets held by the Trust Fund or by any other plan or trust which is qualified under Section 401(a) of the Code on behalf of an Employee or groups of Employees may be transferred between the Trust Fund and such other plan or trust (provided that proper notice is given to the Internal Revenue Service as may be required). The Administrator shall determine whether to allow such transfer and then shall inform the Trustee of its decision and direct them accordingly. An Employee on behalf of whom assets are transferred to the Trust Fund shall be a Non-Contributing Participant unless and until the Employee becomes a Contributing Participant. All such assets received by the Trustee shall be maintained in an Account maintained for such Participant (as specified by the Administrator). Such assets shall be allocated to such Account as of the Valuation Date on or subsequent to the date on which the Trustee receives assets. Any such assets transferred to the Trust Fund shall be considered nonforfeitable with respect to the Employee. Any assets transferred out of the Trust Fund on behalf of a Participant shall be in lieu of any distribution otherwise payable under the Plan to the Participant. Before a transfer is made, the Administrator shall take all necessary steps to make sure that optional forms of distribution applicable to the assets to be transferred remain applicable to the transferred assets after the transfer.

     Section 13.4. Leased Employees. Any “leased employee” shall be treated as an Employee of the recipient Employer; however, contributions or benefits provided by the “leasing organization” which are attributable to services performed for the recipient Employer shall be treated as provided by the recipient Employer. The preceding sentence shall not apply to any leased employee if

     (a) such Employee is covered by a money purchase plan providing:

     (1) a nonintegrated Employer contribution rate of at least 10 percent of compensation, as defined in Section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from such Employee’s gross income under Section 125, Section 402(e)(3), Section 402(h), or Section 403(b) of the Code,

     (2) immediate participation, and

     (3) full and immediate vesting; and

     (b) leased employees do not constitute more than 20 percent of the recipient’s non-highly compensable workforce.

For purposes of this paragraph, the term “leased employee” means any person who pursuant to an agreement between the recipient and any other person (“leasing organization”) has performed services for the recipient (or for the recipient and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full time basis for a period of at least one year and, prior to 1997, such services were of a type historically performed by the Employees in the business field of the recipient Employer, or, after 1996, such services are performed under the primary direction or control of the recipient Employer. A leased employee shall not be eligible to become a Covered Employee.

     Section 13.5. Delegation of Authority.

     (a) Whenever Toro, under the terms of the Plan, is permitted or required to do or perform any act or matter or thing, it shall be done and performed by the Chief Executive Officer of Toro or such officer’s delegate.

     (b) The Chief Executive Officer of Toro has been given certain powers under this Plan. In the discretion of such officer, such officer may delegate a portion or all of any of such powers to an Employee of Toro. Any person needing evidence of that delegation of authority may request and shall be furnished with a copy of a certificate executed by the Chief Executive Officer of Toro designating the person who has been delegated such authority.

     Section 13.6. Agreement Effective Upon Receipt of Determination Letter.

     (a) This agreement shall not become effective as to Toro unless the Internal Revenue Service issues determinations or rulings (1) which are acceptable to Toro or (2) which are to the effect that the Plan meets the requirements of Section 401(a) of the Code of 1986 and that the Trust is exempt under Section 501(a) of the Code of 1986; and, if such determinations or rulings are issued, this agreement shall become effective as of the Effective Date of this Restatement. Pending receipt of such determinations or rulings by the Internal Revenue Service, Toro, its officers and the Trustee are hereby authorized to proceed as if this agreement had become effective on the Effective Date of this Restatement and none of them shall be subject to any liability in doing so if this agreement does not become effective, and no Employee or former Employee or such individual’s Beneficiary shall acquire any additional rights because of such action if this agreement does not become effective.

     (b) If the Plan does not receive rulings which are acceptable to Toro, or which are to the effect that the Plan is initially qualified under said sections of said Code, Toro may, within one year of receiving a final denial of such initial qualification (including a final resolution of such denial through all appeals procedures), rescind this agreement or terminate the Plan or both. Within said period and to the extent permitted under applicable law, Toro may direct the Trustee to return all contributions received during the period the Plan is not initially qualified to the persons from whom received, together with such adjustments so as to reflect, pro rata, the increases and decreases allocable to all such contributions.

     Section 13.7. USERRA and Section 414(u) of the Code.

     (a) Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service shall be provided in accordance with Section 414(u) of the Internal Revenue Code. This provision is effective with respect to reemployments initiated 60 days or more after the October 13, 1994 enactment date of the Uniformed Services Employment and Reemployment Rights Act of 1994 (“USERRA”), that is, reemployments initiated on or after December 12, 1994.

     (b) For purposes of this section, and in accordance with Section 414(u) of the Code, if an Employee is reemployed under USERRA, the Employee shall be treated as not having incurred a Break in Service because of the period of military service and the Employee’s military service is treated as service with the Employer for vesting and benefit accrual purposes.

     (c) In accordance with Section 414(u) of the Code, an Employee is treated as receiving compensation from the Employer during the period of military service equal to the compensation the Employee otherwise would have received from the Employer during the period immediately preceding the period, or, if the compensation the Employee otherwise would have received is not reasonably certain, the Employee’s average compensation from the Employer during the period immediately preceding the period of military service. For purposes of Section 414(u), USERRA is not treated as requiring the crediting of earnings to an Employee with respect to any contribution before the contribution is actually made or requiring any allocation of forfeitures to the Employee for the period of military service.

IN WITNESS WHEREOF, The Toro Company has caused its name to be hereto subscribed by its             on this             day of            , 2001.

THE TORO COMPANY

By	__________________________________________________________

Its	__________________________________________________________

STATE OF MINNESOTA	)
) SS.
COUNTY OF	)

On this                     day of                    , 2001, before me personally appeared                    , to me personally known, who, being by me first duly sworn, did depose and say that he or she is the                     of The Toro Company, the corporation named in the foregoing instrument; and that said instrument was signed on behalf of said corporation by authority of its Board of Directors, and he or she acknowledged said instrument to be the free act and deed of said corporation.

__________________________________________________________ Notary Public

APPENDIX A
POOLED OR COLLECTIVE INVESTMENT FUNDS
REFERRED TO IN SECTION 9.4(d)

1. The Toro Company Pooled Investment Trust Agreement.